Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 AND WAIVER NO. 1

TO

CREDIT AND GUARANTY AGREEMENT AND EACH OTHER LOAN DOCUMENT

AMENDMENT NO. 1 AND WAIVER NO. 1, dated as of August 16, 2024 (this “Amendment”), to (a) the Credit and Guaranty Agreement, dated as of October 19, 2023, among Beneficient Financing, L.L.C., a limited liability company formed under the laws of the State of Delaware (the “Borrower”), Beneficient Company Holdings, L.P., a limited partnership organized under the laws of the State of Delaware (“Guarantor”), each of the Lenders from time to time party thereto, and HH-BDH LLC, a limited liability company formed under the laws of the State of Delaware (“Hicks”), as Administrative Agent (the “Existing Credit Agreement”), and (b) each other Loan Document.

RECITALS

A. Each term that is defined in the Existing Credit Agreement and not herein defined has the meaning ascribed thereto by the Existing Credit Agreement when used herein.

B. The Borrower and the Guarantor have requested an amendment to the Existing Credit Agreement to add a delayed draw term loan of up to $1,675,000, and the Lenders have agreed thereto upon the terms and conditions herein contained.

C. The Borrower and the Guarantor acknowledge and agree that solely as a result of the name changes of certain Beneficient Parties reflected in Paragraph 7 below one or more Defaults have occurred or may have occurred under the provisions of the Loan Documents (collectively, the “Name Change Defaults”) and, as a result of the Name Change Defaults, one or more Events of Default have occurred or may have occurred under the provisions of the Loan Documents (collectively, the “Name Change Events of Default” and, together with the Name Change Defaults, the “Naming Defaults”).

D. The Borrower and the Guarantor acknowledge and agree that the Borrower and/or the Guarantor is in default of certain payment obligations under the Loan Documents (collectively, the “Payment Defaults”) and, as a result of the Payment Defaults, one or more Events of Default have occurred under the Existing Credit Agreement (collectively, the “Payment Events of Default” and, together with the Payment Defaults, the “Monetary Defaults”).

E. The Borrower and the Guarantor acknowledge and agree that the Borrower is in default of its obligations under Sections 6.1(d) and 6.1(g) of the Existing Credit Agreement to notify the Administrative Agent of the Certification Defaults (as defined below), the Naming Defaults and the Monetary Defaults (collectively, the “Section 6.1 Defaults”) and that Events of Default under Section 8.1(b) of the Existing Credit Agreement have occurred and are continuing as a result thereof (the “Section 6.1 Events of Default” and, together with the Section 6.1 Defaults, the “Reporting Defaults”).

F. The Borrower acknowledges and agrees that from time to time it certified, represented and warranted that, despite the occurrence and continuance of the Naming Defaults, the Monetary Defaults and the Reporting Defaults, no Default had occurred or was continuing and, accordingly, Events of Default under Section 8.1(c) of the Existing Credit Agreement have occurred and are continuing as a result thereof (collectively, the “Certification Default”) and, together with the Naming Defaults, the Monetary Defaults and the Reporting Defaults, the “Acknowledged Defaults”).

G. The Borrower and the Guarantor desire a waiver of the Acknowledged Defaults upon the terms and conditions herein contained, and the Lenders have agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Lenders hereby waive the Acknowledged Defaults, provided that, in the case of the Monetary Defaults, the Borrower must cure such Monetary Defaults by the earlier of (the “Required Cure Date”): (x) November 1, 2024 and (y) two Business Days following the effectiveness of Beneficient Parent’s Registration Statement registering for resale the shares of Beneficient Parent’s common stock underlying the convertible debentures and warrants issuable pursuant to that certain Securities Purchase Agreement, dated August 6, 2024, by and between Beneficient Parent and YA II PN, Ltd. Any failure to cure the Monetary Defaults on or before the Required Cure Date shall constitute an automatic Event of Default.

2. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

3. The Existing Credit Agreement (excluding the Exhibits and the Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

4. The Existing Credit Agreement is hereby amended by adding a new Schedule 1.1-D thereto in the form of Schedule 1.1-D hereto.

5. Schedule 2.1 to the Existing Credit Agreement is hereby amended and restated in the form of Schedule 2.1 hereto.

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6. Exhibit B to the Existing Credit Agreement is hereby amended and restated in the form of Exhibit B hereto.

7. Each Loan Document (other than the Existing Credit Agreement, but including all of the Exhibits and Schedules thereto) is hereby amended by:

(a) changing each reference to “Osprey Ben Legacy LP” contained therein to “Hatteras Ben Legacy LP”,

(b) changing each reference to “Osprey Ben Private Legacy LP” contained therein to “Hatteras Ben Private Legacy LP”,

(c) changing each reference to “Ben Osprey Legacy GP, L.L.C.” contained therein to “Ben Hatteras Legacy GP, L.L.C.”, and

(d) changing each reference to “Ben Osprey Evergreen Legacy GP, L.L.C.” contained therein to “Ben Hatteras Evergreen Legacy GP, L.L.C.”

8. Paragraphs 1 through 7 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the sub-agent designated by the Administrative Agent to perform the Administrative Agent’s duties and exercise its rights and powers under all of the Loan Documents (the “Servicer”) shall have received from the Borrower, the Guarantor, each Lender and the Administrative Agent an executed counterpart (with originals to follow) of this Amendment executed on behalf of each such Person;

(b) the Servicer shall have received (i) evidence satisfactory to it in all respects that an amendment to the existing Uniform Commercial Code financing statement naming the Custody Trust, as debtor, and the Servicer, as secured party, has been appropriately filed with the Secretary of State of the State of Delaware, (ii) a certificate in replacement of Certificate No. 1, of Hatteras Ben Legacy LP (formerly known as Osprey Ben Legacy LP), representing 97.5% of the Class A Limited Partner Interests of such Person, together with a replacement undated stock or similar power for such replacement certificate executed in blank by a Responsible Officer of the Custody Trust, such replacement certificate and replacement power each to be in all respects satisfactory to the Servicer, and (iii) a certificate in replacement of Certificate No. 1, of Hatteras Ben Private Legacy LP (formerly known as Osprey Ben Private Legacy LP), representing 97.5% of the Class A Limited Partner Interests of such Person, together with a replacement undated stock or similar power for such replacement certificate executed in blank by a Responsible Officer of the Custody Trust, such replacement certificate and replacement power each to be in all respects satisfactory to the Servicer;

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(c) the Servicer shall have received, in respect of each Lender, an amended and restated Note, made by the Borrower and payable to such Lender, in all respects satisfactory to such Lender;

(d) the Servicer shall have received an executed counterpart (with originals to follow) of the Omnibus Acknowledgment, Consent and Agreement in the form attached hereto as Annex B hereto from each of the parties thereto and executed on behalf of each such Person;

(e) the Servicer shall have received (a) evidence satisfactory to it that, substantially simultaneously with the Amendment Effective Date, the “Amendment Effective Date”, as such term is defined in Amendment No. 1 and Waiver No. 1, dated as of the date hereof, to the Term Loan Agreement, dated as of October 19, 2023, among HH-BDH LLC, a limited liability company formed under the laws of the State of Delaware, each of the Lenders from time to time party thereto, and Texas Capital Bank, a Texas state bank, as Administrative Agent (the “Term Loan Amendment”), shall have occurred, and (b) a true, correct and complete copy of the Term Loan Amendment and each other document and agreement executed or delivered in connection therewith;

(f) the Servicer shall have received evidence satisfactory to it that the annual premium in respect of a directors and officers insurance policy, in all respects satisfactory to the Servicer, for the Beneficient Parent and certain of its Affiliates shall be paid;

(g) all Applicable Beneficient Deposit Accounts (as defined in the Amended Credit Agreement) shall be maintained with Texas Capital Bank;

(h) the Servicer shall have received one or more certificates from a Responsible Officer of each Beneficient Party, each in all respects satisfactory to the Servicer, (i) certifying as to the incumbency of authorized persons of such Beneficient Party executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Managing Body of such Beneficient Party approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) certifying that the Constituent Documents of such Beneficient Party have not been amended, supplemented or otherwise modified since October 19, 2023, or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification, and (iv) either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Beneficient Party and the validity against such Beneficient Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

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(i) the Servicer shall have received a certificate from a Responsible Officer of Hicks in all respects satisfactory to the Servicer, (i) certifying as to the incumbency of authorized persons of Hicks executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Managing Body of Hicks approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) certifying that the Constituent Documents of such Hicks have not been amended, supplemented or otherwise modified since October 19, 2023, or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification, and (iv) either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by Hicks and the validity against Hicks of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(j) the Servicer shall have received a favorable opinion of Haynes and Boone, LLP, external legal counsel to each Beneficient Party (other than BFF), addressed to Administrative Agent and the Lenders and dated the Amendment Effective Date, in form and substance reasonably satisfactory to Servicer, with respect to such matters as the Servicer may reasonably request;

(k) the Servicer shall have received the results of UCC lien searches showing all financing statements and other documents or instruments on file against each Beneficient Party, BFF, the Funding Trust, the Participation Collective Trust, the Liquid Trust, the Custody Trust, and each Asset Holdco in the appropriate filing offices, and reflecting no Liens against any of the Collateral other than (i) Liens granted to the Servicer pursuant to the Loan Documents and (ii) Permitted Liens;

(l) the Servicer shall have received certificates of the appropriate government officials of the state of incorporation or organization of each Beneficient Party that is not a natural Person as to the existence and good standing of such Beneficient Party that is not a natural Person;

(m) the Servicer shall have received certificates of the appropriate government officials of the state of incorporation or organization of Hicks as to the existence and good standing of Hicks;

(n) the Servicer shall have received such written consents, waivers, amendments and other modifications (each in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion) in, to and under the Existing Debt Agreements, and such other documents and agreements as the Administrative Agent shall, in its sole and absolute discretion, require shall have been received from such Persons as may be selected by the Administrative Agent, in its sole and absolute discretion;

(o) the Servicer shall have received (i) such information as requested by the Lenders in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

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(p) the Borrower shall have paid (i) to the Administrative Agent all fees and expenses of the Administrative Agent (including the fees and disbursements of counsel to the Administrative Agent) in connection with this Amendment, (ii) to the Servicer all fees and expenses of the Servicer (including the fees and disbursements of counsel to the Servicer) in connection with this Amendment, and (iii) all other fees due and payable on or prior to the Amendment Effective Date pursuant to any written agreement in connection with this Amendment.

9. Each of the Borrower and the Guarantor hereby (a) reaffirms and admits the validity and enforceability of each Loan Document (as amended hereby) to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) represents and warrants that on and as of the Amendment Effective Date (after giving effect to this Amendment), (1) no Default has occurred and is continuing and (2) the representations and warranties of the Borrower and the Guarantor contained in the Amended Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

10. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification herein contained in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document. For the avoidance of doubt, the Borrower, the Guarantor, the Lenders and the Administrative Agent hereby agree that this Amendment constitutes a “Loan Document”.

11. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

12. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

BENEFICIENT FINANCING, L.L.C., a limited liability company organized under the laws of the State of Delaware

By:	Beneficient Company Holdings, L.P.
its sole member

By:	/s/ Greg Ezell
Name:	Greg Ezell
Title:	Chief Financial Officer

Hicks-Ben – Signature Page to Amendment No. 1 and Waiver No. 1

GUARANTOR:

BENEFICIENT COMPANY HOLDINGS, L.P., a limited partnership organized under the laws of the State of Delaware

By:	/s/ Greg Ezell
Name:	Greg Ezell
Title:	Chief Financial Officer

Hicks-Ben – Signature Page to Amendment No. 1 and Waiver No. 1

ADMINISTRATIVE AGENT:

HH-BDH LLC, a limited liability company organized under the laws of the State of Delaware

By:	/s/ Mack Hicks
Name:	Mack Hicks
Title:	Executive Vice President

Hicks-Ben – Signature Page to Amendment No. 1 and Waiver No. 1

LENDERS:

HH-BDH LLC, a limited liability company organized under the laws of the State of Delaware

By:	/s/ Mack Hicks
Name:	Mack Hicks
Title:	Executive Vice President

Annex A

[To follow]

CREDIT AND GUARANTY AGREEMENT

Among

BENEFICIENT FINANCING, L.L.C.,

as Borrower

Beneficient Company Holdings, L.P.,

as Guarantor,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

HH-BDH LLC,
as Administrative Agent

DATED AS OF OCTOBER 19, 2023

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ii

iii

iv

INDEX TO SCHEDULES

Schedule	Description of Schedule	Section
1.1-A	Borrowing Base	1.1
1.1-B	List of certain NAV Reporters	1.1
1.1-C	List of Approved Auditing Firms	1.1
1.1-D	List of Certain Trusts	1.1
2.1	Commitments and Applicable Percentages	2.1
5.5	Litigation and Judgments	5.5
5.21	Structure of the Trusts and Asset Holdcos	5.21
7.1(c)(i)	Existing Debt Agreements	7.1(c)(i)
7.8	Affiliate Transactions	7.8
10.11	Notices	10.11

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	Section
A	Assignment and Assumption	1.1
B	Compliance Certificate	1.1
C	Borrowing Request	1.1
D	Note	1.1
E	Tax Forms	3.4(g)
F	Borrowing Base Certificate	1.1

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CREDIT AND GUARANTY AGREEMENT

THIS CREDIT AND GUARANTY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 19, 2023, is among Beneficient Financing, L.L.C., a limited liability company formed under the laws of the State of Delaware (“Borrower”), Beneficient Company Holdings, L.P., a limited partnership organized under the laws of the State of Delaware (“Guarantor”), the lenders from time to time party hereto (collectively, the “Lenders” and each, individually, a “Lender”), and HH-BDH LLC, a limited liability company formed under the laws of the State of Delaware, as Administrative Agent.

RECITALS

Borrower has requested that the Lenders extend term loans to Borrower as described in this Agreement. The Lenders are willing to make such term loans available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article 1
Definitions

Section 1.1 Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto and in any note, certificate, report or other Loan Document made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Article 1 or in the provision, section or recital referred to below.

“Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to Administrative Agent, which grants (or otherwise effectively provides) Administrative Agent “control” (within the meaning of Section 8-106 or Section 9-104 of the UCC, as applicable, in the applicable jurisdiction) over any Deposit Account, Securities Account or Commodity Account maintained by any Account Party.

“Account Party” means the Borrower and each Asset Holdco.

“Acquisition” means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a business unit or line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one (1) transaction or a series of related transactions.

“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) the SOFR Adjustment.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment.

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“Administrative Agent” means Hicks, in its capacity as administrative agent under any of the Loan Documents, until the appointment of a successor administrative agent pursuant to the terms of this Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than Liens permitted under Section 7.2(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person (a) that is a Control Affiliate of such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person.

“Agent Parties” means, collectively, Administrative Agent and its Related Parties.

“Agreement” has the meaning set forth in the introductory paragraph hereto, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Alternative Assets” means limited partnership interests or other interests in partnerships, other pooled investment vehicles, or other assets (or any indirect or direct economic or non-economic rights to such interests), including interests in private equity funds and hedge funds.

“Amendment Effective Date” has the meaning set forth in Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 and Waiver No. 1, dated as of August 16, 2024, to this Agreement and the other Loan Documents.

“Annualized Percentage” means (a) with respect to each DSCR Period commencing on or before the Closing Date, the percentage equal to a fraction the numerator of which is the number of days from but excluding the Closing Date to and including the last day of such DSCR Period, and the denominator of which is the number of days in such DSCR Period, and (b) with respect to each other DSCR Period, 100%.

“Anti-Corruption Laws” means all state or federal Laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA and the Bank Secrecy Act, and other similar anti-corruption legislation in other jurisdictions applicable to the Loan Parties or any of their Affiliates from time to time.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.17.

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“Applicable Beneficient Deposit Accounts” means, as of any date, all deposit accounts of one or more members of the Beneficient Group other than Excluded Deposit Accounts.

“Applicable Margin” means the applicable percentages per annum set forth below:

Base Rate Loans	DSS Loans and Term SOFR Loans
2.50%	3.50%

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by such Lender’s Commitment at such time; provided that if the Commitments have been terminated pursuant to the terms hereof, then the Applicable Percentage of each Lender shall be determined based upon the outstanding Credit Exposure of each Lender.

“Applicable Rate” means (a) in the case of a Base Rate Loan, the Base Rate plus the Applicable Margin; (b) in the case of a DSS Loan, Adjusted Daily Simple SOFR plus the Applicable Margin; and (c) in the case of a Term SOFR Loan, Adjusted Term SOFR plus the Applicable Margin.

“Approved Auditing Firm” means (a) Weaver and Tidwell, L.L.P., (b) any accounting firm listed on Schedule 1.1-C, or (c) other nationally-recognized independent certified public accounting firm consented to by Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Asset Holdco” means each of Osprey, Osprey LLC, and Osprey Private.

“Asset Holdco Security Agreement” has the meaning set forth in Section 4.1(w).

“Asset Holdco Management Agreement” has the meaning set forth in Section 4.1(u).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.8), and accepted by Administrative Agent, in substantially the form of Exhibit A or any other form approved by Administrative Agent.

“Authorized Party” has the meaning set forth in Section 10.11(d)(iii).

“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.7(d).

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain agreements entered into from time to time between the Borrower and a Bank Product Provider in connection with any of the Bank Products, including without limitation, Hedge Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that the Borrower is obligated to reimburse to any Bank Product Provider as a result of such Bank Product Provider purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Borrower pursuant to the Bank Product Agreements. For the avoidance of doubt, the Bank Product Obligations arising under any Hedge Agreement shall be determined by the Hedge Termination Value thereof.

“Bank Product Provider” means any Person (other than Hicks, any Affiliate thereof or any Affiliate of the Borrower) that is a party to a Bank Product Agreement with or provides Bank Products to the Borrower (a) that entered into such Bank Product Agreement or provided such Bank Product while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time cease to be a Lender or an Affiliate of a Lender, as the case may be, or (b) otherwise agreed to by the Borrower and the Administrative Agent.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, the Borrower by any Bank Product Provider consisting of (a) Deposit Accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Bank Product Provider, or (c) Hedge Agreements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

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“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day; (b) the sum of the Federal Funds Effective Rate for such day plus one half of one percent (0.50%); (c) Adjusted Term SOFR for an Interest Period of one month plus one percent (1.00%); and (d) the Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing.

“Base Rate Loan” means a Loan bearing interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate or Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to either the Term SOFR Reference Rate or Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.7(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) in the event such Benchmark Transition Event relates to the Term SOFR Reference Rate, Daily Simple SOFR plus the SOFR Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the applicable then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the applicable then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7 and (b) ending at the time that a Benchmark Replacement has replaced the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Beneficient Entities” means the Beneficient Parent and the Beneficient Parties.

“Beneficient Group” means the following, taken as a whole: (a) the Beneficient Parent, (b) its Subsidiaries, (c) all of the separate trusts (for example, the Custody Trust, the Funding Trust, the Liquid Trust and the Participating Collective Trust), and (d) other investment vehicles owned and controlled by any Person identified pursuant to subclause (a), (b), or (c), including, without limitation, the trusts listed on Schedule 1.1-D.

“Beneficient Parent” means Beneficient, a Nevada corporation.

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“Beneficient Parent Change of Control” means an event or series of events by which: (a) after the Closing Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any person that is a Permitted Holder or any group that includes only one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 33% or more of the Beneficient Parent Voting Shares (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) if at any time a majority of the seats (other than vacant seats) on the board of directors or equivalent governing body of the Beneficient Parent are occupied by Persons who were not named or nominated in the manner set forth in Section 2.01(a) of the Beneficient Parent Stockholders Agreement, except that in the case of an event described in this clause (b) caused by a resignation, removal or other vacancy, a Beneficient Parent Change of Control shall not be deemed to have occurred if the parties to the Beneficient Parent Stockholders Agreement make and complete, within 30 days following such event, any nominations to which they are entitled and thereby fill any such vacancy or vacancies and cause a majority of the seats (other than vacant seats) on the board of directors or equivalent governing body of the Beneficient Parent to be occupied, with persons named or nominated in the manner set forth in Section 2.01(a) of the Beneficient Parent Stockholders Agreement; or (c) at any time after the Closing Date, GWG holds more Beneficient Parent Voting Shares (or has a greater percentage of the applicable voting rights) than it did on the Closing Date, other than an immaterial amount.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) [reserved], (ii) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Beneficient Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Beneficient Parent Change of Control has occurred, and (iii) a person or group (the “Acquiring Person”) will not be deemed to beneficially own the Equity Interests of a Person (the “Acquired Person”) as a result of the Acquiring Person’s ownership of the Equity Interests or other securities of one or more third Persons that have beneficial ownership or Control of any securities issued by such Acquired Person (or related contractual rights) unless such Acquiring Person owns or Controls, directly or indirectly, 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such Acquired Person.

“Beneficient Parent Stockholders Agreement” means, that certain Stockholders Agreement, dated June 6, 2023, by and among Beneficient Parent, BHI, Hicks and Bruce W. Schnitzer.

“Beneficient Parent Voting Shares” means Equity Interests of the Beneficient Parent entitled to vote for members of the board of directors or equivalent governing body of the Beneficient Parent.

“Beneficient Parties” means, collectively (a) the Main Beneficient Parties, (b) BFF, and (c) each Controlling Person.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BFF” means Beneficient Fiduciary Financial, L.L.C., a TECHNOLOGY-ENABLED FIDUCIARY FINANCIAL INSTITUTION formed under the laws of the State of Kansas.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BHI” means Beneficient Holdings, Inc., a Delaware corporation.

“BMP” means Beneficient Management Partners, L.P., a Delaware limited partnership.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 10.8.

“Borrower Materials” has the meaning set forth in Section 10.11(e).

“Borrower Security Agreement” has the meaning set forth in Section 4.1(i).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.1(a).

“Borrowing Base” has the meaning set forth on Schedule 1.1-A.

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit F, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower.

“Borrowing Limit” means, as of any date, the amount of Debt the Borrower is permitted to have as a matter of Law, under any agreement with a regulatory body, or under its Constituent Documents, or the amount the Lenders are permitted to lend under applicable margin laws, rules and regulations.

“Borrowing Request” means a writing, substantially in the form of Exhibit C, properly completed and signed by Borrower, requesting a Borrowing.

“Business Day” means for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in both Dallas, Texas and New York, New York are authorized or required by Law to be closed. Unless otherwise provided, the term “days” when used herein means calendar days.

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“Capitalized Lease Obligation” means, with respect to any Person, the amount of Debt under a lease of Property by such Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means the occurrence of one or more of the following events on or after the Closing Date: (a) the failure of the Borrower to be a direct, wholly-owned Subsidiary of the Guarantor; (b) the failure of the Guarantor to be Controlled by Beneficient Parent; (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), including by way of merger or consolidation, of all or substantially all of the assets of any Beneficient Party to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act; (d) the approval by the Managing Body of, or the holders of equity or beneficial interests issued by, any Beneficient Party of any plan or proposal for the liquidation or dissolution of such Beneficient Party; (e) the sole trustee of the Custody Trust shall not be Delaware Trust Company; (f) the sole trustee of the Custody Trust shall not be entitled to take action on behalf of the Custody Trust at the direction of BFF in accordance with the Constituent Documents of the Custody Trust; (g) any Controlling Person shall not be Controlled by the Beneficient Parent; (h) any Controlling Person shall not be the sole general partner or managing member, as the case may be, of the applicable Asset Holdco; or (i) a Beneficient Parent Change of Control.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 10.10.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the regulations promulgated thereunder.

“Collateral” means, collectively, all of the Property of the Loan Parties and the Custody Trust in which Liens are granted and/or purported to be granted pursuant to the Security Documents to secure the Obligations or any part thereof.

“Commitment” means an Initial Commitment or a Subsequent Commitment.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.11(d), including through the Platform.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of the Guarantor.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.7 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership or exempted limited partnership, its certificate of limited partnership or certificate of formation or registration, as applicable, and limited partnership agreement or exempted limited partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization, operating agreement, regulations and/or other organizational and governance documents and agreements; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Control Affiliate” means, as to any Person, any other Person that directly or indirectly, through one (1) or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

“Controlling Person” means each General Partner and the Managing Member.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 10.29.

“Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount of its Loans at such time.

“Cross-default Threshold Amount” means, at any time with respect to any Person, $5,000,000.

“Custody Trust” means The EP-00117 Custody Trust, a Delaware statutory trust.

“Custody Trust Pledge Agreement” has the meaning set forth in Section 4.1(y).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

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“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capitalized Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on Property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to Accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a Capitalized Lease Obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all Hedge Obligations of such Person, valued at the Hedge Termination Value thereof; (n) the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person; and (o) all obligations of such Person in respect of Disqualified Equity Interests.

“Debt Service” means, with respect to each DSCR Period, the sum of (a) the total interest expense accrued hereunder during such DSCR Period as determined in accordance with GAAP, plus (b) the Required Principal Payments for such DSCR Period.

“Debt Service Coverage Ratio” means, with respect to each DSCR Period, the ratio of (a) the Hicks Percentage of the excess, if any, of (i) without duplication, the gross receipts of the Asset Holdcos during such DSCR Period multiplied by the Annualized Percentage with respect to such DSCR Period minus (ii) without duplication, the out-of-pocket fees and expenses of the Asset Holdcos during such DSCR Period multiplied by the Annualized Percentage with respect to such DSCR Period to (b)(i) all Debt Service during such DSCR Period plus the Hicks Percentage of the amount of all capital calls payable by the Asset Holdcos during such DSCR Period multiplied by (ii) the Annualized Percentage with respect to such DSCR Period.

“Debtor Relief Laws” means the Bankruptcy Code, or any other applicable Law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, assignment for the benefit of creditors, moratorium, arrangement or composition, extension or adjustment of debts, or similar Laws affecting the rights of creditors.

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Interest Rate” means (a) when used with respect to the Outstanding Amount of a Loan, the Default Interest Rate shall be an interest rate equal to the Applicable Rate for such Loan plus two percent (2%) per annum and (b) with respect to all other outstanding Obligations, the Default Interest Rate shall be an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to a Base Rate Loan plus (iii) two percent (2%) per annum; provided, however, in no event shall the Default Interest Rate exceed the Maximum Rate.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Delisting Notices” means (a) the letter received on July 16, 2024, by the Beneficient Parent from the Listing Qualifications Department of The Nasdaq Stock Market LLC, referred to in the Beneficient Parent’s 8-K dated July 19, 2024, and (b) the notice received on July 23, 2024, by the Beneficient Parent from the Nasdaq, referred to in the Beneficient Parent’s 8-K dated July 25, 2024.

“Delisting Notice Trigger Event” means any event or condition referred to in either of the Delisting Notices which could cause the shares of the Beneficient Parent to be delisted from the Nasdaq shall not have been cured or remedied on or before December 30, 2024.

“Delisting Notice Trigger Event Cure” means, following the occurrence of any Delisting Notice Trigger Event, the cure or remedy of the event or condition referred to in the applicable Delisting Notice that triggered such Delisting Notice Trigger Event.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Disposition” means any sale, lease, sub-lease, license, transfer, assignment, conveyance, release, loss or other disposition of any interest in Property, in any transaction or event or series of transactions or events (including pursuant to a division), and “Dispose” has the correlative meaning thereto.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“DSCR Period” means each of the following:

(a) the period from September 30, 2022 to September 30, 2023,

(b) the period from December 31, 2022 to December 31, 2023,

(c) the period from March 31, 2023 to March 31, 2024,

(d) the period from the Closing Date to June 30, 2024, and

(e) as of any fiscal quarter end of the Borrower occurring on or after September 30, 2024, the four consecutive fiscal quarters of the Borrower then ended.

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“DSS Borrowing” means, as to any Borrowing, the DSS Loans comprising such Borrowing.

“DSS Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assets” has the meaning set forth on Schedule 1.1-A.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.8(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.8(b)(iii)).

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning set forth in Section 9.14(a).

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“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.14(d).

“Erroneous Payment Impacted Class” has the meaning set forth in Section 9.14(d).

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.14(d).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 9.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Payment” means a payment made by the Borrower pursuant to Section 2.6(c)(vii).

“Excess Payment Accrued Amount” means, as of each Required Payment Date, an amount equal to the excess, if any, of (a)(i) the number of Required Payment Dates occurring on or prior to such Required Payment Date, multiplied by (ii) $500,000, minus (b) the amount of all Excess Payments made prior to such Required Payment Date.

“Excess Payment Amount” means, as of each Required Payment Date, an amount equal to the lesser of (a) the Total Portfolio Net Receipts for the most recently ended Excess Payment Period, or (b) the Excess Payment Accrued Amount.

“Excess Payment Period” means the period beginning on the 16th day of each month and ending on the 15th day of the immediately following month.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Deposit Account” means, as of any date, (a) one or more deposit accounts of one or more members of the Beneficient Group, provided that the aggregate amount on deposit in all such Excluded Deposit Accounts does not exceed $300,000, (b) any deposit account required to be held in a foreign jurisdiction in connection with an interest held by any member of the Beneficient Group in an Alternative Asset governed by such foreign jurisdiction (a “Foreign Account”), provided that the amounts held in such Foreign Account are required to be held in such Foreign Account by the laws and regulations of such jurisdiction and (c) any other deposit account of any member of the Beneficient Group that the Servicer declines to open or maintain.

“Excluded Swap Obligation” means, with respect to the Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or the Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Debt Agreements” has the meaning set forth in Section 7.1(c)(i) .

“Facility” means the term loan facility provided for and governed by this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent; provided, however, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

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“Fee Letter” means the separate fee letter dated as of the date hereof, between the Borrower and the Administrative Agent, and any other fee letter between Borrower and Administrative Agent, in any case concerning fees to be paid by Borrower in connection with this Agreement, including any amendments, restatements, supplements or modifications thereof. By its execution of this Agreement, each Lender acknowledges and agrees that Administrative Agent may elect to treat as confidential and not share with Lenders any Fee Letters executed from time to time in connection with this Agreement.

“Floating Rate Borrowing” means a Base Rate Borrowing or a DSS Borrowing.

“Floating Rate Loan” means a Base Rate Loan or a DSS Loan.

“Floor” means a rate of interest equal to 2.00%.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which Borrower is resident for Tax purposes.

“Funding Account” has the meaning set forth in Section 4.1(hh) and after the Closing Date shall refer to any Deposit Account designated by the Borrower to the Administrative Agent in writing as the “Funding Account”; provided that the “Funding Account” must at all times be subject to an Account Control Agreement.

“Funding Trust” means the common law trust established under the law of the State of Texas pursuant to the Funding Trust Agreement.

“Funding Trust Agreement” means the amended and restated trust agreement of The EP-00117 Funding Trust (“Trust”) originally entered into as of December 7, 2021, by and between John A. Stahl, as trustee of The EP-00117 ExAlt Plan Custody Trust, as settlor, and John A. Stahl, as predecessor trustee of the Trust, made effective as of March 24, 2022, by BFF, as successor Trustee of the Trust.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

“General Partner” means each of Ben Hatteras Legacy GP, L.L.C., a Delaware limited liability company, and Ben Hatteras Evergreen Legacy GP, L.L.C., a Delaware limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, tribal body or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” by any Person means any obligation or liability, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb have a corresponding meaning.

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“Guarantor” means the Person identified as such in the introductory paragraph hereto, and its successors and assigns to the extent permitted by Section 10.8.

“Guarantor Debt Agreements” has the meaning set forth in Section 7.1(b).

“Guarantor Pledge Agreement” has the meaning set forth in Section 4.1(z).

“Guaranty” means the Guarantee made by the Guarantor pursuant to Article 11.

“GWG” means GWG Wind Down Trust, a common law trust created under the laws of the State of Texas.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

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“Hedging Agreement” or “Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, total return swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”), (c) any and all Master Agreements and any and all related confirmations and (d) any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Hicks” means HH-BDH LLC, a limited liability company organized under the laws of the State of Delaware, and its successors and assigns.

“Hicks Admin Agent” means the “Administrative Agent” under, and as such term is defined in, the Hicks Loan Agreement.

“Hicks Lender” means a “Lender” under, and as such term is defined in, the Hicks Loan Agreement.

“Hicks Loan Agreement” means the Term Loan Agreement, dated as of the date hereof, among Hicks, the lenders party thereto from time to time, and the administrative agent thereunder.

“Hicks Loan Documents” has the meaning set forth in the Hicks Loan Agreement.

“Hicks Net Receipts” means, with respect to any period, the Hicks Percentage of the Net Receipts for such period.

“Hicks Percentage” means 97.5%.

“Historical Financial Statements” has the meaning set forth in Section 4.1(t).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” has the meaning set forth in Section 10.26.

“Initial Commitment” means, as to each Lender, its obligation to make an Initial Loan to Borrower pursuant to Section 2.1(a)(i) in the principal amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Initial Commitment”.

“Initial Loan” has the meaning set forth in Section 2.1(a)(i).

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“Insolvency Event of Default” means an Event of Default described in Section 8.1(e)(i) or Section 8.1(f) with respect to the Borrower.

“Interest Period” means, as to any Borrowing of Term SOFR Loans, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.7(d) shall be available for specification in such Borrowing Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate” means the rate equal to the lesser of (a) the Maximum Rate and (b) the Applicable Rate.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” and “Lenders” have the meanings set forth in the introductory paragraph hereto, and shall include their respective successors and assigns permitted hereunder, as the context may require.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Lien” means, as to any Property of any Person, (a) any lien, mortgage, deed of trust, security interest, Tax lien, pledge, charge, hypothecation, collateral assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, affecting such Property and (b) the signing or filing of a financing statement which names the Person as debtor or the signing of any security agreement or the signing of any document authorizing a secured party to file any financing statement which names such Person as debtor.

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“Liquid Trust” means the common law trust established under the law of the State of Texas pursuant to the Liquid Trust Agreement.

“Liquid Trust Agreement” means the trust agreement, made effective as of December 7, 2021, by and between John A. Stahl, in his capacity as trustee of The EP-00117 ExAlt Plan Custody Trust, as settlor, Beneficient Administration & Clearing Company, L.L.C. as administrator, and John A. Stahl, in his capacity as trustee.

“Loan” means an Initial Loan or a Subsequent Loan.

“Loan Documents” means this Agreement, the Security Documents, the Notes, each Fee Letter, the Asset Holdco Management Agreement, the Non-Financial Guaranty, the Waiver, Consent and Turnover Agreement and all other promissory notes, security agreements, intercreditor agreements, assignments, guaranties, and other instruments, documents, certificates and agreements executed and delivered pursuant to or in connection with this Agreement or the Security Documents; provided that the term “Loan Documents” shall not include any Bank Product Agreement.

“Loan Parties” means, collectively, the Borrower and the Guarantor.

“Main Beneficient Parties” means, collectively, (a) the Loan Parties, (b) the Custody Trust, and (c) the Asset Holdcos.

“Managing Body” means, with respect to any Person, the board of directors thereof, the board of trustees thereof, or other similar managing body thereof.

“Managing Member” means Ben Hatteras Legacy GP, L.L.C., a Delaware limited liability company.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Intercompany Note” means the promissory note dated the date hereof made by the Guarantor and payable to the order of the Borrower, as the same may be amended, amended and restated, supplemented or otherwise modified.

“Material Adverse Effect” means any act, event, condition, or circumstance which could materially and adversely affect (a) the operations, business, Properties, liabilities (actual or contingent), or condition (financial or otherwise) of any Main Beneficient Party; (b) the ability of any Beneficient Party to perform its obligations under any Loan Document to which it is a party; (c) the legality, validity, binding effect or enforceability against any Beneficient Party of any Loan Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, Administrative Agent or any other Secured Party under any Loan Document.

“Material Debt” means Debt (other than the Loans) of the Borrower in an aggregate principal amount exceeding the Cross-default Threshold Amount.

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“Maturity Date” means October 19, 2026, or such earlier date on which the Obligations become due as provided in this Agreement.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lenders in accordance with applicable Law of the State of New York (or applicable United States federal Law to the extent that such Law permits Lenders to charge, contract for, receive or reserve a greater amount of interest than under applicable Law of the State of New York). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Minimum Monthly Payment” means (a) if a Delisting Notice Trigger Event occurs (until such time, if any, as a Delisting Notice Trigger Event Cure occurs with respect thereto), or an Event of Default under Section 8.1(p) occurs, $5,000,000, or (b) otherwise, $500,000.

“Nasdaq” means the Nasdaq stock market.

“NAV” means, as of any date of determination with respect to each Eligible Asset, the net asset value thereof. The NAV of each Eligible Asset (a) shall be based upon the most recent NAV Report with respect to such Eligible Asset, provided that the NAV of such Eligible Asset shall be deemed to be zero ($0), if the following shall occur (each a “NAV Report Delay”): (i) in the event the Reporting Person with respect to such Eligible Asset is listed on Schedule 1.1-B as an “Annual Reporting Person”, the most recent NAV Report received by the Borrower with respect to such Eligible Asset is more than (x) 395 days from the immediately preceding NAV Report with respect to such Eligible Asset, (ii) in the event the Reporting Person with respect to such Eligible Asset is listed on Schedule 1.1-B as a “Semi-annual Reporting Person”, the most recent NAV Report received by the Borrower with respect to such Eligible Asset is more than 240 days from the immediately preceding NAV Report with respect to such Eligible Asset, or (iii) in all other events, the most recent NAV Report received by the Borrower with respect to such Eligible Asset is more than 150 days from the immediately preceding NAV Report with respect to such Eligible Asset, (b) may be adjusted by the Borrower (in accordance with its ordinary course practices and policies) downward or, with the consent of the Administrative Agent in its sole and absolute discretion, upward as the Borrower may determine are reasonably necessary in certain circumstances in which the Borrower is aware of specific material events, changes in market conditions, and other relevant factors that have affected the value of an Eligible Asset since the date of the most recent NAV Report, and (c) public equity securities known to be owned within an alternative investment fund based on the most recent information reported by the general partner of such alternative investment fund, shall be marked to market using quoted market prices on such date.

“NAV Report” means, with respect to any Eligible Asset, a report and other data regarding the NAV thereof received from the Reporting Person with respect to such Eligible Asset.

“NAV Report Delay” has the meaning set forth in the defined term “NAV Report”.

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“Net Asset Value” means, with respect to any Asset Holdco, (a) the aggregate of the NAVs of each Eligible Asset of such Asset Holdco minus (b) all liabilities of such Asset Holdco.

“Net Receipts” means, with respect to any period, an amount equal to 100% of all cash received by the Custody Trust during such period.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.10 and (b) has been approved by the Required Lenders.

“Non-Financial Guaranty” has the meaning set forth in Section 4.1(v).

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all obligations, indebtedness, and liabilities of the Loan Parties to the Administrative Agent, each Lender and each other Secured Party now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, arising under or pursuant to this Agreement, any Bank Product Agreements or the other Loan Documents, and all interest accruing thereon (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim for post-filing or post-petition interest is allowed in any bankruptcy, insolvency, reorganization or similar proceeding), and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof and Erroneous Payment Subrogation Rights; provided “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Osprey” means Hatteras Ben Legacy LP, a limited partnership formed under the Delaware Uniform Limited Partnership Act.

“Osprey LLC” means HBL-807502 L.L.C., a limited liability company formed under the laws of the State of Delaware.

“Osprey Private” means Hatteras Ben Private Legacy LP, a limited partnership formed under the Delaware Uniform Limited Partnership Act.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

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“Outstanding Amount” means, with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (b) the indefeasible payment in full in cash of the accrued and unpaid fees owing under the Loan Documents, (c) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than contingent obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, and (d) the termination of all Commitments.

“Parent Company” means (a) Beneficient Company Group, L.L.C., (b) Beneficient Parent, and (c) any other Person of which the Guarantor is a direct or indirect Subsidiary.

“Participant” means any Person (other than (a) a natural Person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, (c) [intentionally omitted], or (d) Borrower or any of Borrower’s Affiliates) to which a participation is sold by any Lender in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it).

“Participant Register” means a register in the United States on which each Lender that sells a participation enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Collective Trust” means the Kansas common law trust under the Kansas Uniform Trust Code and the Kansas Technology-Enabled Fiduciary Financial Institutions Act established under the Participation Collective Trust Agreement.

“Participation Collective Trust Agreement” First Amended and Restated Participation Collective Collateral Trust Agreement, effective as of March 23, 2022, by and among BFF, as trustee of The Collective Collateral Trust and as trustee of the trust created under the Participation Collective Trust Agreement and Beneficient Administration and Clearing Company, L.L.C., a Delaware limited liability company, as the administrator.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

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“Payment Date” means (a) in respect of each Base Rate Loan and each DSS Loan, the first day of each and every calendar month during the term of this Agreement, upon prepayment of such Loan and the Maturity Date, and (b) in respect of each Term SOFR Loan, the last day of each Interest Period applicable to such Term SOFR Loan (or the day that is three (3) months after the first day of such Interest Period if such Interest Period has a length of more than three (3) months), upon prepayment of such Loan and the Maturity Date.

“Payment Recipient” has the meaning assigned to it in Section 9.14(a).

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due or have not been delinquent for in excess of ninety (90) days, or are being contested in compliance with Section 6.3;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or which are being contested in compliance with Section 6.3;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(l);

(f) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution;

(g) easements, zoning restrictions, zoning by-laws, municipal by-laws and regulations, development agreements, site plan agreements, municipal agreements, encroachment agreements, restrictive covenants and other restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower; and

(h) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate do not materially impair the value of any real property or the use of the affected property for the purpose for which it is used by that Person;

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provided, that the term “Permitted Encumbrances” shall not include any Lien securing Debt.

“Permitted Holders” means (a) GWG, BHI, BMP, Brad Heppner, Thomas O. Hicks, Hicks Holdings Operating LLC, and The Highland Business Holdings Trust, and (b) any other Person that, directly or indirectly, is Controlled by (i) any Person listed in clause (a) immediately above, or (ii) any group that includes only one or more of such Persons.

“Permitted Liens” means those Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, limited partnership, exempted limited partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.

“Plan Asset Regulations” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pound Sterling” and “£” mean the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest published by The Wall Street Journal, from time to time, as the “U.S. Prime Rate”.

“Principal Office” means the principal office of Administrative Agent, presently located at the address set forth on Schedule 10.11.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including Equity Interests and contract rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 10.11(e).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 10.29.

“Recipient” means Administrative Agent or any Lender, as applicable.

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“Refinancing Debt” means Debt of any Person arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, refund, replace, renew, continue or substitute for other Debt (such extended, refinanced, refunded, replaced, renewed, continued or substituted Debt, the “Refinanced Obligations”); provided that (a) the principal amount of such Refinancing Debt shall not exceed the principal amount of the Refinanced Obligations (plus any interest capitalized in connection with such Refinanced Obligations, the amount of prepayment premium, if any, original issue discount, if any, and reasonable fees, costs, and expenses incurred in connection therewith), (b) such Refinancing Debt shall have a final maturity that is no earlier than the final maturity date of such Refinanced Obligations, (c) such Refinancing Debt shall have a Weighted Average Life to Maturity not less than the weighted average life to maturity of the Refinanced Obligations, (d) such Refinancing Debt shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Secured Obligations on terms, taken as a whole, not materially less favorable to the Secured Parties than the Refinanced Obligations, (e) [reserved], (f) if the Refinanced Obligations or any Guarantees thereof are unsecured, such Refinancing Debt and any Guarantees thereof shall be unsecured, (g) if the Refinanced Obligations or any Guarantees thereof are secured, (1) such Refinancing Debt and any Guarantees thereof shall be secured by substantially the same or less collateral, taken as a whole, as secured such Refinanced Obligations or any Guarantees thereof, on terms, taken as a whole, not materially less favorable to the Secured Parties and (2) the Liens to secure such Refinancing Debt shall not have a priority, taken as a whole, more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on Property, shall be subordinated, taken as a whole, to the Liens of the Security Documents terms and conditions, taken as a whole, not materially less favorable to the Secured Parties, (h) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing, continuing, substituting or replacing thereof shall be the only obligors on such Refinancing Debt, and (i) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Debt, taken as a whole, are not materially less favorable to such Person than the terms and conditions of the Refinanced Obligations.

“Refinancing Debt Agreements” has the meaning set forth in Section 7.1(b).

“Register” means a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, sub agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Date” means the date on which Liens securing the Obligations may be released pursuant to Section 9.9(a)(i)(A).

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

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“Reporting Person” means, with respect to each Eligible Asset, the issuer thereof or the sponsor with respect to such issuer, in either case that regularly provides the NAV Report with respect to such Eligible Asset in accordance with past practices.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, if one (1) Lender holds more than 50% but less than 100% of the Total Credit Exposures at such time, subject to the last sentence of Section 10.10, the Required Lenders shall be at least two Lenders.

“Required Principal Payments” means, with respect to each DSCR Period, the aggregate principal amount of the Loans required to be paid during such DSCR Period.

“Required Payment Date” means (a)(i) if an Event of Default under Section 8.1(p) occurs, September 30, 2024, or (ii) in all other events, December 31, 2024, and (b) the last Business Day of each calendar month ending thereafter.

“Resignation Effective Date” has the meaning set forth in Section 9.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to each Beneficient Entity, the chief executive officer, president, executive vice president, chief financial officer, or treasurer of such Beneficient Entity (or a director, chief executive officer, president, chief financial officer, or treasurer of the general partner or managing member of such Beneficient Entity, as applicable). Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Beneficient Entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Beneficient Entity.

“Restricted Payment” means with respect to any Person, collectively, (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of, or beneficial interest in, such Person, and (b) any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest or beneficial interest or on account of any return of capital to such Person’s stockholders, beneficiaries, partners or members (or the equivalent Person thereof).

“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons, in each case, to the extent dealings are prohibited or restricted with such Person under Sanctions or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

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“Sanctions” means economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority in which (a) any Beneficient Party or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans will be used, or (c) from which repayment of the Obligations will be derived.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Secured Obligations” has the meaning set forth in the Borrower Security Agreement.

“Secured Parties” means the collective reference to Administrative Agent, each Lender, each Bank Product Provider, and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security Documents” means, collectively, each Account Control Agreement, the Borrower Security Agreement, each Asset Holdco Security Agreement, the Custody Trust Pledge Agreement, the Guarantor Pledge Agreement and each other collateral security agreement required by or delivered to Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.

“Significant Subsidiary” means, as of any date with respect to the Beneficient Parent, any Subsidiary of the Beneficient Parent that would constitute a “significant subsidiary” of the Beneficient Parent within the meaning of Rule 1-02(w) of Regulation S-X of the SEC.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means (a) for any calculation with respect to a Floating Rate Loan, 0.10%, and (b) for any calculation with respect to a Term SOFR Loan, the percentage set forth below adjacent to the Interest Period therefor:

Interest Period	Percentage
One month	0.10%
Three months	0.25%
Six months	0.40%

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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Status” has the meaning set forth in Section 5.20.

“Subsequent Commitment” means, as to each Lender, its obligation to make a Subsequent Loan to Borrower pursuant to Section 2.1(a)(ii) in the principal amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Subsequent Commitment”.

“Subsequent Loan” has the meaning set forth in Section 2.1(a)(ii).

“Subsidiary” of a Person means a corporation, partnership, limited partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supported QFC” has the meaning set forth in Section 10.29.

“Swap Obligations” means, with respect to the Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Out Date” means the date that the Hicks Percentage of the combined Net Asset Value of the Asset Holdcos is less than $105,000,000.

“Term Out Quarter” means each full calendar quarter following the Term Out Date.

“Term SOFR” means:

(a) for any calculation with respect to a Term SOFR Loan, a rate per annum equal to the greater of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, and (ii) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b) for any calculation with respect to a Base Rate Loan on any day, a rate per annum equal to the greater of (i) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, and (ii) 0.50%; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and Credit Exposure of such Lender at such time.

“Total Portfolio Net Receipts” means, for any period, an amount equal to (a) 100% of all cash received by the Beneficient Group in respect of interests in Alternative Assets held by any member of the Beneficient Group, minus (b) (i) $500,000 and (ii) any capital calls funded by any member of the Beneficient Group to any of the Alternative Assets, during such period, pursuant to a capital call initiated by such Alternative Asset.

“Type” means, with respect to a Loan, refers to whether such Loan is a Base Rate Loan, a DSS Loan or a Term SOFR Loan, and, with respect to a Borrowing, refers to whether such Borrowing is a Base Rate Borrowing, a DSS Borrowing or a Term SOFR Borrowing.

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“UCC” means Articles 1 through 13 of the New York Uniform Commercial Code as in effect from time to time or the Uniform Commercial Code of any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S.” or “United States” means the United States of America.

“U.S. Dollar” and “$” mean lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.29.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(g)(ii)(B)(3).

“Waiver, Consent and Turnover Agreement” has the meaning set forth in Section 4.1(x).

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Withholding Agent” means the Administrative Agent and each Loan Party.

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“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Accounting Matters.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Debt of any Person shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) means “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.

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Section 1.4 Interpretative Provision. For purposes of Section 8.1, a breach of a financial covenant listed in Section 7.7 shall be deemed to have occurred as of any date of determination thereof by Borrower, the Required Lenders or as of the last date of any specified measurement period, regardless of when the financial statements or the Compliance Certificate reflecting such breach are delivered to Administrative Agent. Unless otherwise expressly stated, if a Person may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly.

Section 1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

Section 1.6 Other Loan Documents. The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement. Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.

Section 1.7 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.8 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.9 Conforming Changes. In connection with the use or administration of Term SOFR or Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or Daily Simple SOFR.

Section 1.10 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.11 Sharing Rate Information. Each party hereto hereby irrevocably authorizes and directs the Administrative Agent to provide to the Hicks Admin Agent all information regarding the establishment from time to time of the interest rates hereunder, including the rate or rates applicable from time to time to, and amount of, each Loan. The Hicks Admin Agent is hereby made an express third-party beneficiary of the provisions of this Section, with the ability to enforce the same.

Article 2
The Commitments and Credit Extensions

Section 2.1 The Loans.

(a) Borrowing. Subject to the terms and conditions of this Agreement, (i) each Lender severally agrees to make a term loan (each such loan, an “Initial Loan”) to Borrower on the Closing Date in an aggregate principal amount for such Lender equal to such Lender’s Initial Commitment, and (ii) each Lender severally agrees to make a term loan (each such loan, a “Subsequent Loan”) to Borrower on the Amendment Effective Date in an aggregate principal amount for such Lender equal to such Lender’s Subsequent Commitment. Amounts borrowed pursuant to this Section 2.1 and repaid or prepaid may not be reborrowed. Each Lender’s Initial Commitment shall be immediately reduced to zero, without further action, upon the funding by such Lender of its Initial Loan on the Closing Date. Each Lender’s Subsequent Commitment shall be immediately reduced to zero, without further action, upon the funding by such Lender of its Subsequent Loan on the Amendment Effective Date.

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(b) Borrowing Procedure. The Borrowing of Loans on each of the Amendment Effective Date and the Closing Date, each conversion of a Borrowing from one Type to the other, and each continuation of a Term SOFR Borrowing shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than (i) in the case of a Floating Rate Borrowing, 11:00 a.m. on the requested date of any such Borrowing, or (ii) in the case of a Term SOFR Borrowing, 11:00 a.m. three (3) Business Days prior to the date of the proposed Borrowing. Each telephonic notice by Borrower pursuant to this Section 2.1(b) must be confirmed promptly by delivery to Administrative Agent of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of Borrower. Each conversion to or continuation of a Term SOFR Borrowing shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each conversion to a Floating Rate Borrowing shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Request (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Borrowings from one Type to the other, or a continuation of Borrowings, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Borrowings to be borrowed, converted or continued, (iv) the Type of Borrowings to be borrowed or to which existing Borrowings are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Borrowing in a Borrowing Request or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Borrowings shall be made as, or converted to, Base Rate Borrowings. Any such automatic conversion to Base Rate Borrowings shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Borrowings. If Borrower requests a Borrowing of, conversion to, or continuation of a Term SOFR Borrowing in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. In addition to the foregoing, in connection with each Borrowing, the Borrower shall have delivered to the Administrative Agent by no later than 11:00 a.m. on the requested date of any such Borrowing, a Borrowing Base Certificate prepared as of the close of business on the Business Day immediately preceding such requested date.

(c) Funding. Following receipt of the Borrowing Request for the Loans to be made on either the Amendment Effective Date or the Closing Date, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of such Borrowing, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Borrowings as described in Section 2.1(b). In the case of the Borrowing on either the Amendment Effective Date or the Closing Date, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Principal Office not later than 1:00 p.m. such date. Upon satisfaction of the applicable conditions set forth in Section 4.1, Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent by crediting the Funding Account with the amount of such funds.

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(d) Continuations and Conversions. Except as otherwise provided herein, a Term SOFR Borrowing may be continued or converted only on the last day of an Interest Period for such Term SOFR Borrowing. During the existence of a Default, (i) no Loans may be requested as, converted to or continued as Term SOFR Borrowings without the consent of the Required Lenders and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

(e) Notifications. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Term SOFR Borrowings upon determination of such interest rate.

(f) Interest Periods. After giving effect to all Borrowings, all conversions of Borrowings from one Type to the other, and all continuations of Borrowings as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Term SOFR Borrowings.

Section 2.2 Fees. Borrower agrees to pay to Administrative Agent, for the account of Administrative Agent and each Lender, as applicable, fees in the amounts and on the dates set forth in the Fee Letter.

Section 2.3 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent for the account of Administrative Agent or the pro rata accounts of the applicable Lenders, as applicable, at the Principal Office in U.S. Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all Taxes at the time and in the manner provided herein. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 11:00 a.m. at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 11:00 a.m. on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest required under the Loan Documents shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. Administrative Agent is hereby authorized upon notice to Borrower to charge the account of Borrower maintained with Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

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(b) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender that such Lender will not make available to Administrative Agent such Lender’s share of the Borrowing on either the Amendment Effective Date or the Closing Date, Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of such Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to such Borrowing. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of such Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(c) Payments by Borrower; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the applicable Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.4 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business; provided that such Lender or Administrative Agent may, in addition, request that such Loans be evidenced by the Notes. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

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Section 2.5 Interest; Payment Terms.

(a) Payment of Principal and Interest. The unpaid principal amount of each Borrowing of the Loans shall, subject to the following sentence and Section 2.5(e), bear interest at the applicable Interest Rate. If at any time such rate of interest would exceed the Maximum Rate but for the provisions hereof limiting interest to the Maximum Rate, then any subsequent reduction shall not reduce the rate of interest on the Loans below the Maximum Rate until the aggregate amount of interest accrued on the Loans equals the aggregate amount of interest which would have accrued on the Loans if the interest rate had not been limited by the Maximum Rate. All accrued but unpaid interest on the principal balance of the Loans shall be payable by Borrower on each Payment Date, provided that interest accruing at the Default Interest Rate pursuant to Section 2.5(e) shall be payable on demand. The then Outstanding Amount of the Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date. The unpaid principal balance of the Loans at any time shall be the total amount advanced hereunder by Lenders less the amount of principal payments made thereon by or for Borrower, which balance may be endorsed on the Notes from time to time by Lenders or otherwise noted in Lenders’ and/or Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

(b) Computation Period. Interest on the Loans and all other amounts payable by Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate or to the extent such Loan bears interest based upon the Prime Rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Unconditional Payment. Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

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(d) Partial or Incomplete Payments. Subject to Section 8.3, if at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

(e) Default Interest Rate. For so long as any Event of Default exists, regardless of whether or not there has been an acceleration of the Loans, and at all times after the maturity of the Loans (whether by acceleration or otherwise), and in addition to all other rights and remedies of Administrative Agent or Lenders hereunder, (i) if an Insolvency Event of Default shall have occurred and is continuing, then immediately and automatically and without any further action or (ii) if any other Event of Default is continuing, then upon the election of the Required Lenders and notice to Borrower, and in the case of both clause (i) and clause (ii), (A) interest shall accrue on the Outstanding Amount of the Loans at the Default Interest Rate and (B) interest shall accrue on all other outstanding Obligations at the Default Interest Rate, and, in each case, such accrued interest shall be immediately due and payable. All such interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.

Section 2.6 Prepayments; Amortization.

(a) [Intentionally Omitted].

(b) Voluntary Prepayments. Subject to Section 2.6(d), Borrower shall have the right, at any time and from time to time upon at least three (3) Business Days’ (in the case of any Term SOFR Loan) or same day (in the case of any Floating Rate Loan) written notice to Administrative Agent, to prepay the principal of the Loans in full or in part, in each case in a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof.

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(c) Mandatory Prepayment; Amortization.

(i) Excess Exposure. If at any time the Credit Exposure of the Lenders exceeds the Borrowing Base, then Borrower shall within one (1) Business Day prepay the outstanding principal balance of the Loans by an amount equal to such excess and/or take such other necessary actions (including purchasing or substituting additional collateral or receiving additional equity) to cause the Credit Exposure of the Lenders to be less than or equal to the Borrowing Base.

(ii) Excess Debt. If at any time the Debt of the Borrower exceeds the Borrowing Limit, then Borrower shall immediately prepay the Loans by an amount equal to the lesser of (A) the outstanding principal balance of the Loans, or (B) such excess.

(iii) Term Out. On the first Business Day after each Term Out Quarter, the Borrower shall repay the principal of the Loans by an amount equal to 25% of all Hicks Net Receipts with respect to such Term Out Quarter.

(iv) Structural Trigger Event. In the event that any Asset Holdco shall be required to make a payment under the Non-Financial Guaranty as the result of a Structural Trigger Event (as defined in the Non-Financial Guaranty) or BFF shall be required to make a payment under the Waiver, Consent and Turnover Agreement, the Borrower shall immediately prepay the Loans by an amount equal to the amount of such payment.

(v) Subsequent Loan Amount Amortization. On each of the following dates, the Borrower shall prepay the outstanding principal balance of the Loans by the amount set forth adjacent to such date:

Date	Amount
September 7, 2024	$200,000
October 7, 2024	$200,000
November 7, 2024	$200,000
December 7, 2024	$200,000
December 31, 2024	$875,000

(vi) Minimum Monthly Payments. On each Required Payment Date, the Borrower shall prepay the outstanding principal balance of the Loans by an amount equal to the Minimum Monthly Payment.

(vii) Excess Payments. On each Required Payment Date, the Borrower shall prepay the outstanding principal balance of the Loans by an amount equal to the Excess Payment Amount.

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(viii) Application of Prepayments. Each prepayment or amortization payment required by this Section 2.6(c) shall be applied, first, to any Base Rate Borrowings then outstanding, second, to any DSS Borrowings then outstanding, and, third, to any Term SOFR Borrowings then outstanding, and if more than one (1) Term SOFR Borrowing is then outstanding, to such Term SOFR Borrowings in such order as Borrower may direct, or if Borrower fails to so direct, as Administrative Agent shall elect.

(d) Payment of Interest. If there is a prepayment of all or any portion of the principal of the Loans on or before the Maturity Date, whether voluntary or mandatory or because of acceleration or otherwise, such prepayment shall also include any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment.

Article 3
Taxes, Yield Protection and Indemnity

Section 3.1 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation in any such Loan; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b) Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2 Illegality. If any Lender determines that any Law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Reference Rate, or to determine or charge interest rates based upon the Term SOFR Reference Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Floating Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

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Section 3.3 Changed Circumstances. Subject to Section 3.7, if prior to the commencement of any Interest Period for any Term SOFR Borrowing:

(a) Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) in connection with any request for a Term SOFR Borrowing or a conversion to or continuation thereof or otherwise, that for any reason adequate and reasonable means do not exist for determining the applicable Benchmark for any requested Interest Period with respect to a proposed Term SOFR Borrowing or in connection with an existing or proposed Term SOFR Borrowing (provided that no Benchmark Transition Event shall have occurred at such time); or

(b) Administrative Agent is advised by the Required Lenders that the applicable Benchmark for any requested Interest Period with respect to a proposed Term SOFR Borrowing will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Term SOFR Loans included in such Borrowing for such Interest Period, then Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Term SOFR Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Borrowings or, failing that, will be deemed to have converted such request into a request for a Base Rate Borrowing in the amount specified therein.

Section 3.4 Taxes.

(a) Defined Terms. For purposes of this Section 3.4, the term “applicable Law” includes FATCA.

(b) Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(c) Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 3.4(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.4, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

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(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

1. in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

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2. executed copies of IRS Form W-8ECI;

3. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable); or

4. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.4(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.4(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.5 Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

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(b) any failure by Borrower (for a reason other than the failure of such Lender to lend any Term SOFR Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by Borrower (regardless of whether such notice may be revoked by Borrower under the terms of this Agreement and is revoked in accordance herewith); or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 3.6(b); including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.5 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.6 Pass-through Compensation. In the event that the Hicks Admin Agent or any Hicks Lender shall demand or otherwise request any compensation (including pursuant to Sections 3.1 and 3.2, of the Hicks Loan Agreement), expenses (including pursuant to Section 10.1 of the Hicks Loan Agreement), indemnity (including pursuant to Section 10.2 of the Hicks Loan Agreement) or other amount from Hicks under and pursuant to the Hicks Loan Documents to which the Hicks Admin Agent or such Hicks Lender is entitled under and pursuant to the Hicks Loan Documents (collectively, “Compensation”), then the Borrower shall, on or before the later to occur of (x) the date upon which such Compensation shall have become due and owing under the Hicks Loan Documents, and (y) the Business Day immediately after the Borrower shall have received notice thereof, pay to the Hicks Admin Agent or such Hicks Lender, as the case may be, an amount equal to such Compensation, provided that in no event shall the term “Compensation” include principal, interest or fees.

Section 3.7 Benchmark Replacement Setting.

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

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(ii) No Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.7).

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.7.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 3.8 Survival. All of the obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

Article 4
Conditions Precedent

Section 4.1 Initial Extension of Credit. The obligation of the Lenders to make the Initial Loans to Borrower hereunder on the Closing Date is subject to the condition precedent that Administrative Agent shall have received all of the following on or prior to October 19, 2023 (or such later date as the Administrative Agent may agree in its sole and absolute discretion), each dated (unless otherwise indicated) a date specified by Administrative Agent, in form and substance satisfactory to Administrative Agent:

(a) Credit Agreement. Counterparts of this Agreement executed by each party hereto;

(b) Resolutions. Resolutions of the Managing Body of Borrower and each other Beneficient Party (other than Custody Trust) that is not a natural Person certified by the secretary or an assistant secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and performance by such Person of each Loan Document to which such Person is or is to be a party;

(c) Incumbency Certificate. A certificate of incumbency certified by a Responsible Officer of each Beneficient Party that is not a natural Person certifying the names of the individuals or other Persons authorized to sign each Loan Document to which such Beneficient Party is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individual Persons;

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(d) Certificate Regarding Consents, Licenses and Approvals. A certificate of a Responsible Officer of each Beneficient Party either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Beneficient Party and the validity against such Beneficient Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(e) Closing Certificate. A duly completed Closing Certificate, dated the Closing Date and signed by a Responsible Officer of each Beneficient Party satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;

(f) Constituent Documents. The Constituent Documents and all amendments thereto for each Beneficient Party, with the formation documents included in the Constituent Documents being certified as of a date acceptable to Administrative Agent, and all such Constituent Documents being accompanied by a certificate that such copies are complete and correct, given by a Responsible Officer of such Beneficient Party;

(g) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of each Beneficient Party that is not a natural Person as to the existence and good standing of such Beneficient Party that is not a natural Person. Each certificate or other evidence required by this clause (g) shall be dated within thirty (30) days prior to the Closing Date;

(h) Notes. The Notes executed by Borrower in favor of each Lender requesting a Note;

(i) Borrower Security Agreement. The Borrower shall have entered into a written security agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and such other Persons as may be selected by the Administrative Agent, in its sole and absolute discretion, shall have acknowledged and consented thereto (the “Borrower Security Agreement”).

(j) Pledged Equity Interests; Stock Powers; Pledged Notes. (i) The certificates representing any Equity Interests pledged pursuant to the Security Documents, together with an undated stock or similar power for each such certificate executed in blank by a Responsible Officer of the pledgor thereof, (ii) the Master Intercompany Note endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof, and (iii) each other promissory note (if any) pledged to Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

(k) [reserved];

(l) Financing Statements, etc. Each document (including any UCC financing statements reflecting the Loan Parties and the Custody Trust, as the case may be, as debtors, and Administrative Agent, as secured party) required by the Security Documents or under applicable Law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens that have priority over the Liens in favor of the Administrative Agent under applicable Law), each of which shall, if applicable be in proper form for filing, registration or recordation;

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(m) Lien Searches. The results of UCC, Tax lien and judgment lien searches showing all financing statements and other documents or instruments on file against each Loan Party, BFF, the Funding Trust, the Participation Collective Trust, the Liquid Trust, the Custody Trust, and each Asset Holdco in the appropriate filing offices, such search to be as of a date no more than thirty (30) days prior to the Closing Date, and reflecting no Liens against any of the intended Collateral other than Liens being released or assigned to Administrative Agent on or prior to the Closing Date and Permitted Liens;

(n) Opinions of Counsel. A favorable opinion of Haynes and Boone, LLP and Richards, Layton & Finger, P.A., external legal counsels to each Beneficient Party (other than BFF), addressed to Administrative Agent and the Lenders and dated the Closing Date, in form and substance reasonably satisfactory to Administrative Agent, with respect to such matters as Administrative Agent may reasonably request;

(o) Attorneys’ Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 10.1, to the extent invoiced, shall have been paid in full by Borrower on the Closing Date;

(p) Legal Due Diligence. Administrative Agent and its counsel shall have completed all business, legal and regulatory due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion;

(q) KYC Information; Beneficial Ownership Information. Borrower and each other Beneficient Party shall have provided to Administrative Agent and the Lenders at least one (1) Business Day prior to the Closing Date (i) the documentation and other information requested by Administrative Agent as it deems necessary in order to comply with requirements of any Anti-Corruption Laws and Anti-Terrorism Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;

(r) Closing Fees. Evidence that all fees required to be paid to Administrative Agent on or before the Closing Date shall have been paid;

(s) [reserved];

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(t) Financial Statements. (i) The audited consolidated balance sheet of Beneficient Parent as of March 31, 2023, and the related audited statements of income and retained earnings and cash flows for the fiscal year then ended, and audited and certified by Weaver and Tidwell, L.L.P., to the effect that such report has been prepared in accordance with GAAP and containing no qualifications and no limitations on scope, and (ii) a copy of an unaudited financial report of the Beneficient Parent as of June 30, 2023 and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Beneficient Parent to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year end audit adjustments) the financial condition and results of operations of the Beneficient Parent, on a consolidated basis, as of the dates and for the periods indicated therein (the “Historical Financial Statements”);

(u) Asset Holdco Management Agreement. The Borrower, the Guarantor, the Custody Trust, the Asset Holdcos, the Controlling Persons, BFF, and the Administrative Agent shall have entered into a written agreement, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, with respect to (x) replacing any and all servicers, administrators, accountants, and other similar service providers with respect to the assets of the Asset Holdcos, and (y) control rights with respect to the Asset Holdcos via a consent and a power of attorney from each Controlling Person, and such other Persons as may be selected by the Administrative Agent, in its sole and absolute discretion, shall have acknowledged and consented thereto (the “Asset Holdco Management Agreement”);

(v) Non-Financial Guaranty. The Asset Holdcos and the Administrative Agent shall have entered into a non-financial guaranty, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and such other Persons as may be selected by the Administrative Agent, in its sole and absolute discretion, shall have acknowledged and consented thereto (the “Non-Financial Guaranty”);

(w) Asset Holdco Security Agreements. Each Asset Holdco, the Administrative Agent and the applicable depository bank of such Asset Holdco shall have entered into a security agreement, in form and substance satisfactory to the Administrative Agent each in its sole and absolute discretion (each an “Asset Holdco Security Agreement”);

(x) Waiver, Consent and Turnover Agreement. BFF (and such other Persons as the Administrative Agent shall require in its sole and absolute discretion) shall have entered into one or more written agreements with or for the benefit of the Administrative Agent (and such other Persons as the Administrative Agent shall require in its sole and absolute discretion), in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, (a) waiving all claims with respect to any enforcement action taken by the Administrative Agent against any of the collateral security referred to in any Security Document, the Custody Trust or the Asset Holdcos (except to the extent arising from the actual fraud, gross negligence or wilful misconduct of the Administrative Agent, as determined by a court of competent jurisdiction in a final non-appealable judgment), and (b) agreeing that in the event BFF, directly or indirectly, receives any distributions attributable to the Hicks Net Receipts at any time that certain events shall have occurred and be continuing, BFF shall pay such distribution over to the Administrative Agent (or such other payee as may be specified therein) for application to the Secured Obligations and, until so paid, shall hold the same in trust for the Administrative Agent (or such other payee) (collectively, the “Waiver, Consent and Turnover Agreement”);

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(y) Custody Trust Pledge Agreement. The Custody Trust and the Administrative Agent shall have entered into a pledge agreement, in form and substance satisfactory to the Administrative Agent, each in its sole and absolute discretion, and such other Persons as may be selected by the Administrative Agent in its sole and absolute discretion, shall have acknowledged and consented thereto (the “Custody Trust Pledge Agreement”);

(z) Guarantor Pledge Agreement. The Guarantor and the Administrative Agent shall have entered into a pledge agreement, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and such other Persons as may be selected by the Administrative Agent (in its sole and absolute discretion), shall have acknowledged and consented thereto (the “Guarantor Pledge Agreement”);

(aa) Waivers and Consents, Etc. Such written consents, waivers, amendments and other modifications (each in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion) in, to and under the Existing Debt Agreements, and such other documents and agreements as the Administrative Agent shall, in its sole and absolute discretion, require shall have been received from such Persons as may be selected by the Administrative Agent, in its sole and absolute discretion;

(bb) Participation Debt Documents. Such evidence, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, (i) that none of the Loan Parties, the Asset Holdcos, the Controlling Persons, nor the Custody Trust has any further obligations under the “Prosperity” documents (as determined by the Administrative Agent), and (ii) regarding the assets that have been removed from, and the assets that remain, at the Asset Holdcos in connection with the release of the Asset Holdcos, the Controlling Persons, and the Custody Trust from such “Prosperity” documents;

(cc) Additional Documentation. Such additional approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request;

(dd) Request for Borrowing. Administrative Agent shall have received in accordance with this Agreement, a Borrowing Request and a Borrowing Base Certificate, each pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(ee) No Default. After giving effect to Amendment No. 1, no Default shall have occurred and be continuing, or would result from or after giving effect to the Borrowing of the Loans on the Closing Date;

(ff) Representations and Warranties. After giving effect to Amendment No. 1, all of the representations and warranties of each Beneficient Party contained in Article 5 and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects as of such earlier date;

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(gg) Availability. After giving effect to the Borrowing of Loans on the Closing Date, the total Credit Exposure of the Lenders shall not exceed the lesser of (i) the aggregate Commitments of the Lenders in effect as of the Closing Date, and (ii) the Borrowing Base as set forth in the Borrowing Base Certificate referred to in Section 4.1(cc); and

(hh) Funding Account. A notice setting forth the Deposit Account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowing requested or authorized pursuant to this Agreement.

For purposes of determining compliance with the conditions set forth in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2 Subsequent Extension of Credit. The obligation of the Lenders to make the Subsequent Loans to Borrower hereunder on the Amendment Effective Date is subject to the condition precedent that Administrative Agent shall have received all of the following on or prior to August 16, 2024 (or such later date as the Administrative Agent may agree in its sole and absolute discretion), each dated (unless otherwise indicated) a date specified by Administrative Agent, in form and substance satisfactory to Administrative Agent:

(a) Additional Documentation. Such approvals, opinions, or documents as Administrative Agent or its legal counsel may reasonably request;

(b) Request for Borrowing. Administrative Agent shall have received in accordance with this Agreement, a Borrowing Request and a Borrowing Base Certificate, each pursuant to Administrative Agent’s requirements and executed by a Responsible Officer of Borrower;

(c) No Default. No Default shall have occurred and be continuing, or would result from or after giving effect to the Borrowing of the Loans on the Amendment Effective Date; and

(d) Representations and Warranties. All of the representations and warranties of each Beneficient Party contained in Article 5 and in the other Loan Documents shall be true and correct in all respects on and as of the Amendment Effective Date, with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects as of such earlier date.

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For purposes of determining compliance with the conditions set forth in this Section 4.2, each Lender that has signed Amendment No. 1 shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or be acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

Article 5
Representations and Warranties

To induce Administrative Agent and the Lenders to enter into this Agreement, and to make Loans hereunder, each Loan Party represents and warrants to Administrative Agent and the Lenders that:

Section 5.1 Entity Existence. Each Beneficient Party (a) is duly incorporated or organized or formed, as the case may be, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization or formation, as the case may be; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary or where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Beneficient Party has the power and authority to execute, deliver, and perform its obligations under each Loan Document to which it is or may become a party.

Section 5.2 Financing Statements; Debt. The Guarantor has delivered the Historical Financial Statements to the Administrative Agent. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Guarantor as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the Amendment Effective Date, the Guarantor does not have any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. No Material Adverse Effect (other than to the extent caused solely by a drop in the value of investments) and no circumstance which could reasonably be expected to have a Material Adverse Effect (other than to the extent caused solely by a drop in the value of investments) has occurred since the date of the financial statements referred to in this Section 5.2. Other than the Debt permitted by Section 7.1, no Loan Party has any Debt.

Section 5.3 Action; No Breach. The execution, delivery, and performance by each Beneficient Party of each Loan Document to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Person and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent (other than consents that have been obtained) under (i) any security issued by such Beneficient Party or any agreement, instrument or other undertaking to which such Beneficient Party is a party or by which it or any of its Property is bound, except to the extent that such conflict, breach, contravention or payment or lack of consent could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the Constituent Documents of such Person (if such Person is not a natural Person), or (iii) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (b) except as otherwise provided in such Loan Document, result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

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Section 5.4 Operation of Business. Except as could not reasonably be expected to have a Material Adverse Effect, each Main Beneficient Party possesses all licenses, permits, consents, authorizations, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and no Main Beneficient Party is in violation of any valid rights of others with respect to any of the foregoing.

Section 5.5 Litigation and Judgments. Except as set forth on Schedule 5.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Loan Party after a reasonable investigation, threatened against or affecting any Beneficient Party or against any of its Properties that could, if adversely determined, reasonably be expected to have a Material Adverse Effect.

Section 5.6 Rights in Properties; Liens. Each Main Beneficient Party has good and indefeasible title to its material Properties, and none of the Properties of such Main Beneficient Party is subject to any Lien, except Permitted Liens.

Section 5.7 Enforceability. Each Loan Document has been (or will, when executed be) duly executed and delivered by each Beneficient Party that is a party thereto. Each Loan Document constitutes (or will constitute, when executed and delivered) the legal, valid, and binding obligations of each Beneficient Party party thereto, enforceable against such Beneficient Party, in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity.

Section 5.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Beneficient Party of any Loan Document to which such Beneficient Party is or may become a party or the validity or enforceability thereof other than the recording and filing of the Security Documents and financing statements in connection therewith and any authorizations, approvals or consents that have been obtained.

Section 5.9 Taxes. Each Main Beneficient Party has filed all material Tax returns required to be filed, including all material income, franchise, employment, Property, and sales Tax returns. Each Main Beneficient Party has paid all of its respective liabilities for Taxes, assessments, governmental charges, and other levies that are due and payable, other than Taxes, if any, (a) the payment of which is being contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP or (b) the non-payment of which could not reasonably be expected to have a Material Adverse Effect. No Main Beneficient Party knows of any pending investigation of such Main Beneficient Party by any taxing authority or of any pending but unassessed Tax liability of such Main Beneficient Party that, if determined in a manner adverse to such Main Beneficient Party, could reasonably be expected to have a Material Adverse Effect.

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Section 5.10 Use of Proceeds; Margin Stock. The proceeds of the Borrowings shall be used by Borrower (a) to pay fees and expenses incurred in the ordinary course of the Borrower’s business, and (b) to make one or more loans to the Guarantor; provided that (i) each loan made pursuant to clause (b) shall be evidenced by the Master Intercompany Note, and (ii) any such use of proceeds shall have been recommended by the Audit Committee of Beneficient Parent and approved by the Board of Directors of Beneficient Parent. Neither Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Less than 25% of the assets of the Borrower, and of the Loan Parties taken as a whole, consists of Margin Stock. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender or the Administrative Agent) of any Anti-Terrorism Laws, Anti-Corruption Laws or any Sanctions.

Section 5.11 ERISA. The Borrower is not an entity deemed to hold Plan Assets, and provided that no portion of any Loan is funded or held by any Lender using Plan Assets, neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 5.12 Disclosure. No statement, information, report, representation, or warranty made by any Beneficient Party in this Agreement, in any other Loan Document or furnished to Administrative Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Beneficient Party which could reasonably be expected to have a Material Adverse Effect, or which could in the future reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Administrative Agent and each Lender. As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.13 Subsidiaries. Neither the Borrower nor any Asset Holdco has any Subsidiaries.

Section 5.14 Agreements; No Default. No Beneficient Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction, in each case which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except to the extent described on Schedule 5.5, no Main Beneficient Party is in default in any respect in the performance, observance, or fulfilment of any of the obligations, covenants, or conditions contained in any judgment, decree or order to which such Main Beneficient Party is a party or by which such Main Beneficient Party or any of its Properties may be bound that could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

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Section 5.15 Compliance with Laws. No Beneficient Party is in violation of any Law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Anti-Corruption Laws; Sanctions; Etc.

(a) No Beneficient Party or, to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of a Beneficient Party is an individual or entity (“person”) that is, or is owned or controlled by any person that: (i) is a Sanctioned Person or is currently the subject or target of any Sanctions, or (ii) is located, organized or resident, or has assets, in a Sanctioned Country.

(b) Each Beneficient Party and its directors, officers and employees and, to the knowledge of the Loan Parties, agents, are in compliance with all applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Law. Each Beneficient Party has instituted and maintains policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.

Section 5.17 PATRIOT Act. Each Beneficient Party is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the PATRIOT Act, and (c) all other federal or state Laws relating to “know your customer” (collectively, the “Anti-Terrorism Laws”).

Section 5.18 Insurance. The Properties of each Main Beneficient Party are insured with financially sound and reputable insurance companies not Affiliates of such Main Beneficient Party, in such amounts, with such deductibles and covering such risks as are customarily carried in conformity with prudent industry practice by companies engaged in similar businesses and owning similar Properties in localities where such Main Beneficient Party operates.

Section 5.19 Security Documents. The provisions of the Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the Loan Parties and the Custody Trust in the Collateral subject thereto. Except for filings contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect any Liens in Collateral.

Section 5.20 Status. Each Loan Party has the following status (“Status”): (i) it is neither registered, nor required to register, under the Investment Company Act, (ii) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of, any Lender, (iii) it is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Debt under the Loan Documents, except for the limitations set forth in state securities laws to the extent applicable, and its investment policies, (iv) it is in compliance in all material respects with its investment policies, (v) it is not an Affected Financial Institution and (vi) it has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

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Section 5.21 Structure of the Trusts. The information set forth on Schedule 5.21 is true, correct and complete.

Section 5.22 Delisting Notices. On and as of the Amendment Effective Date, the Beneficient Parent has not received from the Nasdaq (or any department therein or official thereof) any letter, notice or other communication that any event has occurred or condition exists which, unless remedied, could subject the shares of the Beneficient Parent to being delisted from the Nasdaq, other than (a) any such letter, notice or other communication relating to an event or condition that has been cured or remedied, or (b) the Delisting Notices.

Article 6
Affirmative Covenants

Each Loan Party covenants and agrees that until the Obligations have been Paid in Full and no Lender has any Commitment hereunder:

Section 6.1 Reporting Requirements. Borrower will furnish, or cause to be furnished, to Administrative Agent (with copies for each Lender upon Administrative Agent’s request):

(a) Annual Financial Statements. For so long as Beneficient Parent is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, beginning with the fiscal year ending March 31, 2023, Beneficient Parent shall provide, unless available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), upon filing of the same (or if Beneficient Parent is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then within 120 days after the end of each fiscal year of Beneficient Parent), (i) a copy of the annual audit report of the Beneficient Parent for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as of the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by an Approved Auditing Firm, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope, and (ii) a copy of an unaudited financial report of the Guarantor as of the end of such fiscal year, containing, on a consolidating basis, balance sheets and statements of income, retained earnings, and cash flows, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Guarantor to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of the Guarantor, on a consolidating basis, as of the end of, and for, such fiscal year;

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(b) Quarterly Financial Statements. For so long as Beneficient Parent is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, beginning with the fiscal quarter ending September 30, 2023, Beneficient Parent shall provide, unless available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), upon filing of the same (or if Beneficient Parent is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then within 60 days after the end of each fiscal quarter of the Beneficient Parent), a copy of an unaudited financial report of the Beneficient Parent as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Beneficient Parent to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Beneficient Parent, on a consolidated basis, as of the dates and for the periods indicated therein;

(c) Other Financial Statements and Reports. As soon as available, but in any event within ten (10) Business Days after such document is prepared, copies of any other current financial statements prepared in the ordinary course of business in respect of each other Beneficient Party;

(d) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 6.1(a) and 6.1(b), a Compliance Certificate (i) stating that to the best of the knowledge of the Responsible Officer of the Guarantor executing same, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) showing in reasonable detail calculations (A) of the Net Asset Value of each Asset Holdco, and (B) demonstrating compliance with the covenants set forth in Section 7.7, (iii) setting forth, with respect to each Asset Holdco, the gross receipts, fees and expenses thereof, capital calls thereon and the Restricted Payments thereof, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements most recently delivered pursuant to Section 6.1(a) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) attaching the most recently received capital statements from the Reporting Persons for the ten largest private funds (by fund Net Asset Value) held by the Asset Holdco;

(e) Borrowing Base Certificate. Not later than fifteen (15) Business Days after the end of each calendar month, a Borrowing Base Certificate prepared as of the close of business on the last day of such calendar month (the “Calculation Date”), executed by a Responsible Officer of the Borrower, setting forth in reasonable detail the Borrowing Base as of the Calculation Date;

(f) Notice of Litigation. Promptly (but in no event later than five (5) days) after (i) the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Beneficient Party which, if determined adversely to such Beneficient Party, could reasonably be expected to (A) result in liabilities to a Main Beneficient Party in excess of the Cross-default Threshold Amount or (B) have a Material Adverse Effect, or (ii) any adverse change in the status of any actions, suits, and proceedings before any Governmental Authority or arbitrator that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of a Material Adverse Effect resulting therefrom;

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(g) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Beneficient Parties have taken and propose to take with respect thereto;

(h) Notice of Material Adverse Effect and Change in Beneficial Owners. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of (i) any event or circumstance that could reasonably be expected to have a Material Adverse Effect and (ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;

(i) NAV Report Delay; Term Out Date. As soon as possible, but in any event within ten (10) Business Days of the occurrence of each of the following: (x) each NAV Report Delay, and (y) the Term Out Date;

(j) Notice of Certain Changes. Promptly, notice of (i) any amendment, restatement, supplement or other modification to any of the Constituent Documents of the Custody Trust or any Asset Holdco, and (ii) any material amendment, restatement, supplement or other material modification to any of the Constituent Documents of any other Beneficient Party;

(k) Proxy Statements etc. As soon as available, one (1) copy of each financial statement, report, notice or proxy statement sent by the Beneficient Parent to its stockholders generally and one (1) copy of each regular, periodic or special report, registration statement, or prospectus filed by the Beneficient Parent with any securities exchange or the SEC; provided that the deliverables contained in this paragraph (j) shall be deemed to be delivered to the Administrative Agent to the extent timely posted to EDGAR;

(l) General Information. Promptly, such other information concerning the Borrower as Administrative Agent, or any Lender through Administrative Agent, may from time to time request, including, without limitation, any certification or other evidence Administrative Agent requests in order for it to (i) comply with any applicable federal or state Laws or regulations (including, but not limited to, information about the ownership and management of Borrower), (ii) confirm compliance by Borrower with all Anti-Terrorism Laws, and (iii) confirm that neither the Borrower (nor any Person owning any interest of any nature whatsoever in Borrower) is a Sanctioned Person; and

(m) Excess Payments. On or before each Required Payment Date, a certificate prepared as of the close of business on the last day of the Excess Payment Period ending prior to such Required Payment Date, executed by a Responsible Officer of the Borrower, setting forth in reasonable detail (I) the Total Portfolio Net Receipts for such Excess Payment Period, and (II) the Excess Payment Accrued Amount on such Required Payment Date.

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(n) Delisting. On or before December 31, 2024, a certificate executed by a Responsible Officer of the Borrower setting forth in reasonable detail why a Delisting Notice Trigger Event shall or shall not have occurred.

All representations and warranties set forth in the Loan Documents with respect to any financial information concerning any Beneficient Party shall apply to all financial information delivered to Administrative Agent by any Beneficient Party or any Person purporting to be a Responsible Officer of any Beneficient Party or other representative of a Beneficient Party regardless of the method of such transmission to Administrative Agent or whether or not signed by such Beneficient Party or such Responsible Officer or other representative, as applicable.

Information required to be delivered pursuant to Sections 6.1(a) and 6.1(b) shall be deemed to have been delivered to the Administrative Agent on the date on which such information or one or more annual or quarterly reports containing such information have been posted on Beneficient Parent’s website as identified to the Administrative Agent from time to time or on the SEC’s website at http://www.sec.gov.

Section 6.2 Maintenance of Existence; Conduct of Business. Each Loan Party shall, and shall cause each other Beneficient Party to, (a) preserve and maintain all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except to the extent a failure to so preserve and maintain could not reasonably be expected to have a Material Adverse Effect, and (b) preserve and maintain its existence.

Section 6.3 Taxes and Claims. Each Loan Party shall, and shall cause each other Main Beneficient Party to, pay or discharge at or before maturity or before becoming delinquent (a) all Taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any Loan Party nor any other Main Beneficient Party shall be required to pay or discharge any Tax, levy, assessment, governmental charge or claim (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii) the failure to make payment pending any contest could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon any Property of such Main Beneficient Party in violation of Section 7.2.

Section 6.4 Insurance. Each Loan Party shall, and shall cause each of the other Main Beneficient Parties to, maintain insurance with financially sound and reputable insurance companies satisfactory to Administrative Agent in such amounts and covering such risks (a) as may be required by applicable Law, and (b) as is customarily maintained in conformity with prudent industry practice by investment companies engaged in similar businesses and activities.

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Section 6.5 Inspection Rights. At any reasonable time and from time to time, upon reasonable notice, each Loan Party shall, and shall cause each of the other Beneficient Parties to, permit representatives and independent contractors of Administrative Agent and each Lender (a) to examine, inspect, review and evaluate the Collateral in any manner and through any medium that Administrative Agent or such Lender considers advisable, (b) to visit and inspect its Properties, (c) to examine its corporate and financial books and records, and make copies thereof or abstracts therefrom and (d) to discuss its affairs, assets, financial condition and accounts with its directors, officers, employees, and independent certified public accountants, all at the sole cost and expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuance of an Event of Default, (i) only Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.5(a), (ii) Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year, and (iii) the Borrower shall only be responsible for the cost of one (1) such inspection during any calendar year; provided, further, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the sole cost and expense of the Borrower and at any time during normal business hours and without advance notice.

Section 6.6 Keeping Books and Records. Each Loan Party shall, and shall cause each of the other Beneficient Parties to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP (in all material respects) shall be made of all dealings and transactions in relation to its business and activities.

Section 6.7 Compliance with Laws. Each Loan Party shall, and shall cause each of the other Beneficient Parties to, (a) comply in all respects with all Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions and (b) comply in all material respects with all other applicable Laws and decrees of any Governmental Authority or arbitrator.

Section 6.8 Compliance with Agreements. Each Loan Party shall, and shall cause each of the other Beneficient Parties to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its Properties or business, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 6.9 Account Control Agreements. Each Loan Party shall, with respect to each Deposit Account, Securities Account and Commodity Account that any Account Party at any time opens, maintains or acquires after the Closing Date, substantially contemporaneously with the opening or acquisition of such Deposit Account, Securities Account or Commodity Account and prior to depositing any funds therein or transferring any assets thereto, cause such Account Party to enter into an Account Control Agreement that is effective for the Administrative Agent to obtain “control” (within the meaning of Chapter 8 or Chapter 9 of the UCC, as applicable).

Section 6.10 Further Assurances. Each Loan Party shall, and shall cause each Beneficient Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Administrative Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent in the Collateral.

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Section 6.11 Sanctions; Anti-Corruption Laws. Each Beneficient Party will maintain in effect policies and procedures designed to promote compliance by such Beneficient Party, and its directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.

Section 6.12 Status. The Borrower will maintain at all times its Status.

Section 6.13 Asset Holdco Collections. Each Loan Party shall cause all payments to or for the benefit of each Asset Holdco to be deposited directly into the deposit account of such Asset Holdco subject to the applicable Asset Holdco Security Agreement.

Article 7
Negative Covenants

Each Loan Party covenants and agrees that until the Obligations have been Paid in Full and no Lender has any Commitment hereunder:

Section 7.1 Debt. No Loan Party shall, nor shall it permit any other Main Beneficient Party or BFF to, directly or indirectly, incur, create, assume, or permit to exist any Debt, except:

(a) the Obligations;

(b) Debt of the Borrower the proceeds of which are used, substantially simultaneously with the incurrence thereof, to pay the Obligations;

(c) in the case of the Guarantor:

(i) Debt of the Guarantor under the agreements listed on Schedule 7.1(c)(i) (collectively, the “Existing Debt Agreements”) or any Refinancing Debt in respect thereof under any agreement governing Refinancing Debt (collectively, the “Refinancing Debt Agreements” and, together with the Existing Debt Agreements, the “Guarantor Debt Agreements”), as any such Guarantor Debt Agreement may be amended, supplemented or otherwise modified (other than any such amendment, supplement or modification which would increase the amount of Debt (or commitments with respect thereto) under such Guarantor Debt Agreement except to the extent permitted by the definition of “Refinancing Debt”);

(ii) Debt of the Guarantor owed to the Borrower and evidenced by the Master Intercompany Note;

(iii) the BCC Notes (as defined in the Existing Debt Agreements as in effect on the date hereof);

(iv) Preferred Series A Subclass 0 Unit Accounts of the Guarantor; and

(v) other Debt; provided, that the aggregate principal amount of such other Debt does not exceed $10,000,000 at any time outstanding;

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(d) endorsements of negotiable instruments for collection in the ordinary course of business;

(e) Debt in respect of overdrawn checks, drafts and similar instruments arising in the ordinary course of maintaining deposit accounts (if repaid within two (2) Business Days);

(f) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g) Debt as an account party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; and

(h) other Debt not constituting Debt for borrowed money in an aggregate principal amount at any time outstanding not exceeding $2,500,000.

Section 7.2 Limitation on Liens. No Loan Party shall, nor shall it permit any other Main Beneficient Party or BFF to, incur, create, assume, or permit to exist any Lien upon any of its Property, assets, or revenues, whether now owned or hereafter acquired, except:

(a) (i) Liens in favor of Administrative Agent for the benefit of the Secured Parties;

(b) in the case of the Guarantor:

(i) Liens on the Property of the Guarantor (other than Collateral) created by, or permitted or contemplated by, the Guarantor Debt Agreements as in effect on the date hereof;

(ii) Liens on Property acquired by the Guarantor that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

(iii) other Liens securing obligations not exceeding $10,000,000 in the aggregate; and

(iv) Liens arising under the Acquisition Documents (as defined in the Existing Debt Agreements as in effect on the date hereof);

(c) Permitted Encumbrances; and

(d) other Liens securing obligations (other than Debt for borrowed money) in an amount not to exceed $2,500,000 at any time outstanding.

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Section 7.3 Mergers, Etc. No Loan Party shall, nor shall it permit any other Main Beneficient Party to, directly or indirectly, become a party to a merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, divide or liquidate.

Section 7.4 Restricted Payments. No Loan Party shall declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Guarantor may declare and make Restricted Payments if:

(a) (i) such Restricted Payment is permitted under its Constituent Documents, and (ii) no Default has occurred and is continuing or would result from such Restricted Payment;

(b) such Restricted Payment constitutes tax distributions that are required to be made by its Constituent Documents; or

(c) such Restricted Payment is made to a Parent Company to the extent necessary to permit such Parent Company to pay general administrative costs and expenses (including, but not limited to, corporate overhead, legal, accounting, and other professional fees and directors’ and officers’ insurance, including premiums therefor, or similar expenses), franchise fees, franchise taxes and similar expenses required to maintain the organizational existence of such Parent Company, exchange listing and registration fees and other costs and expenses attributable to the Parent Company being a publicly traded company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management or consultants of such Parent Company, in each case, to the extent attributable to the ownership or operations of the Guarantor and its Subsidiaries.

Section 7.5 Loans and Investments. No Loan Party (other than the Guarantor) shall, nor shall it permit any other Main Beneficient Party (other than the Guarantor) to, directly or indirectly, make, hold or maintain, any advance, loan, extension of credit, or capital contribution to or investment in, Guarantee any obligations of, or purchase any stock, bonds, notes, debentures, or other securities of, any Person, or consummate any Acquisition (each of the foregoing, a “Restricted Transaction”), except:

(a) the Borrower may make one or more loans to the Guarantor, provided that (i) each such loan shall be evidenced by the Master Intercompany Note, and (ii) immediately before and after the making of each such loan, no Event of Default shall exist or would occur; and

(b) each Asset Holdco may make capital contributions to the extent required by the terms of any investment of such Asset Holdco held on the Closing Date.

Section 7.6 Disposition of Assets. No Loan Party shall, nor shall it permit any other Main Beneficient Party to, directly or indirectly, make any Disposition, except:

(a) Dispositions constituting Restricted Payments permitted under Section 7.4;

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(b) each Asset Holdco may make Dispositions in the ordinary course of business consistent with past practices, provided that immediately before and after giving effect thereto, no Event of Default shall exist or would occur; and

(c) the Guarantor may dispose of Property in the ordinary course of business, other than any Equity Interests in the Borrower that constitute Collateral under the Loan Documents.

Section 7.7 Financial Covenants.

(a) Debt Service Coverage Ratio. The Borrower shall, with respect to each DSCR Period, have a Debt Service Coverage Ratio of not less than 2.00:1.00.

(b) Minimum Liquidity. On the last Business Day of any calendar month (beginning December 31, 2024), the Borrower shall cause there to be not less than $4,000,000 on deposit in the Applicable Beneficient Deposit Accounts.

Section 7.8 Transactions With Affiliates. No Loan Party shall, nor shall it permit any other Main Beneficient Party to, directly or indirectly, enter into any transaction, including, without limitation, the purchase, sale, or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of such Person, except:

(a) with respect to the Guarantor, any transaction or series of related transactions involving aggregate consideration not in excess of $500,000 per calendar year;

(b) transactions entered into in the ordinary course of and pursuant to the reasonable requirements of such Person’s business, pursuant to a transaction which is not otherwise prohibited under this Agreement, and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of such Person;

(c) the making of loans permitted under Section 7.5(a);

(d) Restricted Payments permitted by Section 7.4; and

(e) transactions described on Schedule 7.8.

Section 7.9 Nature of Business. No Loan Party shall, nor shall it permit any other Beneficient Party to, engage in any business other than the businesses in which they are engaged as of the date hereof and businesses substantially related thereto.

Section 7.10 Accounting. No Loan Party shall, nor shall it permit any other Main Beneficient Party to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Administrative Agent and Lenders, or (b) in Tax reporting treatment, except as required by Law and disclosed to Administrative Agent and Lenders.

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Section 7.11 Burdensome Agreements.

(a) No Loan Party shall, nor shall it permit any other Main Beneficient Party to, enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any other Loan Document, which directly or indirectly (i) prohibits, restricts or otherwise limits such Person from creating or incurring a Lien on any of its Property, revenues, or assets, whether now owned or hereafter acquired to secure the Secured Obligations, other than any such prohibition, restriction or other limitation affecting the Guarantor contained in the Guarantor Debt Agreements as in effect on the date hereof, or (ii) in any way would be contravened by such Person’s performance of its obligations hereunder or under the other Loan Documents, and

(b) The Guarantor shall not enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits, restricts or otherwise limits the Guarantor from making payments when due in respect of its obligations under the Master Intercompany Note.

Section 7.12 Subsidiaries. None of the Borrower, the Custody Trust, nor any Asset Holdco shall, directly or indirectly, form or acquire any Subsidiary, provided that nothing in this Section 7.12 shall prohibit the Custody Trust from maintaining the Asset Holdcos as Subsidiaries.

Section 7.13 Amendments of Certain Documents. No Loan Party shall, nor shall it permit any other Beneficient Party to, amend, restate, supplement or otherwise modify any of the terms or provisions of, or waive any of its rights under, its Constituent Documents in a manner adverse to the interest of the Lenders, without the prior written consent of Administrative Agent.

Section 7.14 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. No Loan Party shall directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (b) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).

Article 8
Default

Section 8.1 Events of Default. Each of the following shall be deemed an “Event of Default”:

(a) Borrower shall fail to pay the Obligations under the Loan Documents or any part thereof shall not be paid when due or declared due and, other than with respect to payments of principal, such failure shall continue unremedied for three (3) days after such payment became due;

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(b) Either Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in (i) Sections 6.1(g), 6.1(h)(i), 6.2(b), 6.5, 6.12, 6.13, or 6.14 or Article 7 of this Agreement, (ii) Section 6.1(e) of this Agreement and, in the case of this clause (ii), such failure continues for more than three (3) days, or (iii) Sections 6.1(a) – (d), 6.1(i), 6.4, 6.9 or 6.10 and, in the case of this clause (iii), such failure continues for more than ten (10) days;

(c) Any representation or warranty made or deemed made by or on behalf of any Beneficient Party in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading, or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed to have been made;

(d) Any Beneficient Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Sections 8.1(a) and (b)), and such failure continues for more than thirty (30) days;

(e) Any Beneficient Party, the Beneficient Parent or any Significant Subsidiary shall (i) commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its Property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or (ii) shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing;

(f) An involuntary proceeding shall be commenced against any Beneficient Party, the Beneficient Parent or any Significant Subsidiary seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days;

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(g) (i) Either Loan Party shall fail to pay when due any principal of or interest on any Material Debt (other than the Obligations under the Loan Documents), or the maturity of any such Material Debt shall have been accelerated, or any such Material Debt shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof or any cash collateral in respect thereof to be demanded, or (ii) any event (a “Clause (g)(ii) Event of Default”) shall have occurred that permits (or, with the giving of notice or lapse of time or both, after any applicable cure periods, would permit) any holder or holders of such Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment, repurchase, defeasance or redemption or any cash collateral in respect thereof to be demanded, provided that if such Clause (g)(ii) Event of Default is the result of a default under an Existing Debt Agreement, such default is cured or waived in accordance with such Existing Debt Agreement or other agreements securing or relating thereto, and written notice thereof (attaching a copy of all agreements and other documents evidencing such cure or waiver) has been given to the Administrative Agent (the date of such notice, if any, the “Cure Date”), such Clause (g)(ii) Event of Default shall, unless remedies shall have begun to be exercised under Section 8.2, be deemed to be waived on such Cure Date;

(h) There shall occur an Early Termination Date (as defined in a Hedge Agreement) under any Hedge Agreement to which the Borrower is a party resulting from (1) any event of default under such Hedge Agreement to which the Borrower is the Defaulting Party (as defined in such Hedge Agreement), or (2) any Termination Event (as so defined) under such Hedge Agreement as to which the Borrower is an Affected Party (as so defined) and, in either event, the Hedge Termination Value, if any, owed by the Borrower as a result thereof exceeds the Cross-default Threshold Amount;

(i) This Agreement or any other Loan Document shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Beneficient Party or any of its equity holders, or any Beneficient Party shall deny that it has any further liability or obligation under any of the Loan Documents;

(j) A Change of Control shall occur;

(k) Either Loan Party, the Custody Trust or any Asset Holdco shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of the Cross-default Threshold Amount against any of its assets or Properties;

(l) A final judgment or judgments for the payment of money in excess of the Cross-default Threshold Amount in the aggregate shall be rendered by a court or courts against any Main Beneficient Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Person shall not, within such period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(m) (i) The Administrative Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in any Security Document), or (ii) such Collateral shall be subject to any Lien other than Permitted Liens;

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(n) the Beneficient Parent’s shares shall be (i) suspended from trading on the Nasdaq for more than two consecutive days upon which trading in shares generally occurs on the Nasdaq, or (ii) delisted from the Nasdaq;

(o) all Applicable Beneficient Deposit Accounts shall not be maintained with the Servicer; or

(p) an opinion of Delaware counsel reasonably acceptable to the Servicer with respect to the Custody Trust’s execution, delivery and performance of certain Loan Documents in connection with Amendment No. 1, such opinion to be in all respects reasonably satisfactory to the Servicer, is not received by the Servicer on or before September 16, 2024.

Section 8.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, then Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, without notice do any or all of the following: (a) terminate the Commitments of the Lenders, and/or (b) declare the Obligations (other than the Obligations arising out of Bank Product Agreements) or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; provided, however, that upon the occurrence of an Insolvency Event of Default, the Commitments of the Lenders shall automatically terminate and the Obligations (other than the Obligations arising out of Bank Product Agreements) shall become immediately due and payable, in each case without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor. In addition to the foregoing, if any Event of Default shall occur and be continuing, Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, exercise all rights and remedies available to it and Lenders in law or in equity, under the Loan Documents, or otherwise.

Section 8.3 Application of Funds. After, or in connection with, the exercise of remedies provided for in Section 8.2 (or if an Event of Default exists and the written notice thereof, if any, to Borrower from Administrative Agent expressly provides that this Section 8.3 shall thereafter apply to any amounts received on account of the Obligations or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and constituting unpaid Bank Product Obligations, ratably among Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that remaining portion of the Obligations, ratably among the Lenders and Bank Product Providers in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Notwithstanding anything to the contrary herein or in any other Loan Document, no amount received by either Loan Party shall be applied to any Excluded Swap Obligation.

Further notwithstanding, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with supporting documentation as Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which Administrative Agent or any Affiliate of Administrative Agent is the applicable Bank Product Provider. Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 9 hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.4 Performance by Administrative Agent. If either Loan Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, then Administrative Agent may (but shall have no obligation to) perform or attempt to perform such covenant or agreement on behalf of such Loan Party. In such event, Borrower shall, at the request of Administrative Agent, promptly pay to Administrative Agent any amount expended by Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Interest Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of either Loan Party under this Agreement or any other Loan Document.

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Article 9
Agency

Section 9.1 Appointment and Authority.

(a) Each Lender (in its capacity as a Lender and in its capacity as a Bank Product Provider or a potential Bank Product Provider), including each person that becomes a Lender hereunder after the Closing Date, hereby (i) irrevocably appoints Hicks to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and irrevocably authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, (ii) [reserved], (iii) [reserved], (iv) [reserved] and (v) agrees that no Secured Party shall have any right of action whatsoever against Administrative Agent as a result of any action taken by Administrative Agent pursuant to this Section 9.1. The provisions of this Article 9 are solely for the benefit of Administrative Agent and Lenders, and neither the Borrower nor any other Beneficient Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including, for itself and its Affiliates, in their capacities as potential Bank Product Providers) hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Beneficient Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.1(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article 9.

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Section 9.2 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Beneficient Party or any Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders or to provide notice to or obtain the consent of the Lenders with respect thereto.

Section 9.3 Exculpatory Provisions.

(a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents) or is required to exercise as directed in writing by any other party to any intercreditor agreement, as applicable; provided that Administrative Agent shall not be required to take any action that, in its opinion or upon the advice of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Beneficient Party or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

(iv) shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

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(b) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 9.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. SUCH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ADMINISTRATIVE AGENT. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent in writing by Borrower or a Lender.

(c) Neither Administrative Agent nor any Related Party thereof shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Section 9.4 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certificate delivered by the Borrower pursuant to Section 9.9(a). Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

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Section 9.6 Resignation of Administrative Agent.

(a) Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After the Resignation Effective Date, the provisions of this Article 9 relating to or indemnifying or releasing Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 9, Section 10.1, and Section 10.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Section 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither Administrative Agent, any other Lender nor any Related Party thereto has made any representation or warranty to such Person and that no act by Administrative Agent or any other Lender hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent or any Lender to any other Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, Property, condition (financial or otherwise), or creditworthiness of Borrower or the value of the Collateral or other Properties of Borrower or any other Person which may come into the possession of Administrative Agent or any of its Related Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

Section 9.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 10.1 or Section 10.2) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 10.1 or Section 10.2.

Section 9.9 Collateral and Guaranty Matters.

(a) The Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document (A) upon Payment in Full, (B) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as applicable, under Section 10.10; and

(ii) to subordinate any Lien on any Property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 7.2.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property pursuant to this Section 9.9. Upon the occurrence of any of the events specified in Section 9.9(a)(i)(A), (B) or (C), at Borrower’s sole cost and expense, Administrative Agent shall execute and deliver to Borrower such documentation as Borrower may reasonably request in writing to release the applicable Collateral from the Liens created by the Loan Documents. In connection with any such request by Borrower, Administrative Agent may request, and if requested by Administrative Agent, Borrower shall deliver a written certificate of a Responsible Officer of Borrower certifying that the applicable transaction is permitted under the Loan Documents (and Administrative Agent may rely conclusively on any such certificate without further inquiry and shall have no liability to any Secured Party for any inaccuracy or misrepresentation contained therein).

(b) Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Beneficient Party in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.

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Section 9.10 Bank Product Agreements. No Bank Product Provider who obtains the benefits of Section 8.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations).

Section 9.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

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(iv) such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of the Administrative Agent or any arranger of this Agreement or any amendment thereto, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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Section 9.12 Credit Bidding. The Secured Parties hereby irrevocably authorize Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.10 of this Agreement), (iii) Administrative Agent shall be authorized to assign the relevant Obligations of the Secured Parties to be credit bid to any such acquisition vehicle on a pro rata basis, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.13 [Reserved].

Section 9.14 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case.

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Documents) any Loan Party for the purpose of making a payment on the Obligations.

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(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article 10
Miscellaneous

Section 10.1 Expenses.

(a) Borrower hereby agrees to pay on demand: (i) all reasonable and documented out-of-pocket costs and expenses of Administrative Agent and its Related Parties in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, supplements, waivers, consents and ratifications thereof and thereto, including, without limitation, the reasonable out-of-pocket fees and expenses of legal counsel, advisors, consultants, and auditors for Administrative Agent, and its Related Parties; (ii) all costs and expenses of Administrative Agent and each Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, court costs and the fees and expenses of legal counsel, advisors, consultants, experts and auditors for Administrative Agent and each Lender; (iii) all transfer, stamp, documentary, or other similar Taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (iv) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Agreement or any other Loan Document; and (v) all other costs and expenses incurred by Administrative Agent and any Lender in connection with the enforcement or protection of its rights under this Agreement or any other Loan Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Beneficient Parties. The Borrower shall be responsible for all expenses described in this clause (a) whether or not any Loan is ever made. Any amount to be paid under this Section 10.1 shall be a demand obligation owing by the Borrower and if not paid within ten (10) Business Days of written demand to the Borrower shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of the Borrower under this Section 10.1 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder.

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(b) To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1(a) or Section 10.2 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s pro rata share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or against any Related Party of Administrative Agent (or any sub-agent thereof) acting for Administrative Agent (or any such sub-agent) in connection with such capacity. EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR THE REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.

Section 10.2 INDEMNIFICATION. BORROWER AND THE OTHER LOAN PARTIES SHALL, JOINTLY AND SEVERALLY, INDEMNIFY ADMINISTRATIVE AGENT, EACH LENDER AND EACH RELATED PARTY OF EACH OF THE FOREGOING (EACH, AN “INDEMNITEE”) FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY LOAN PARTY OR ANY OF THEIR SUBSIDIARIES, (E) ANY LOAN OR USE OR PROPOSED USE OF THE PROCEEDS THEREFROM OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED OR PROSPECTIVE INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR BY BORROWER OR ANY OTHER LOAN PARTY. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH INDEMNITEE (OR THE REPRESENTATIVES OF SUCH PERSON); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) a claim brought by a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (iii) a claim not involving an act or omission of a Loan Party that is brought by an Indemnitee against another Indemnitee. Any amount to be paid under this Section 10.2 shall be a demand obligation owing by Borrower and if not paid within ten (10) Business Days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Interest Rate. The obligations of Borrower under this Section 10.2 shall survive payment of the Notes and other obligations hereunder and the assignment of any right hereunder. This Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim.

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Section 10.3 Limitation of Liability. None of Administrative Agent or any Lender, or any of their Related Parties, shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (whether in contract, tort or otherwise) suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue Administrative Agent, or any Lender, or any of their Related Parties, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 10.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent, or any Lender shall have the right to act exclusively in the interest of the Administrative Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any Loan Party’s equity holders, Affiliates, officers, employees, attorneys, agents, or any other Person.

Section 10.5 Lenders Not Fiduciary. The relationship between Borrower on the one hand, and Administrative Agent and each Lender, on the other hand, is solely that of debtor and creditor, and none of Administrative Agent or any Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and Administrative Agent and each Lender, on the other hand, to be other than that of debtor and creditor. To the fullest extent permitted by Law, Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 10.6 Equitable Relief. Each Loan Party recognizes that in the event such Loan Party fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Administrative Agent or Lenders. Each Loan Party therefore agrees that Administrative Agent, or any Lender, if Administrative Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.7 No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Beneficient Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 8.2 for the benefit of all the Secured Parties and each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except with the written consent of Administrative Agent, it will not take any enforcement action or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.25 (subject to the terms of Section 10.23), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Beneficient Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 10.23, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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Section 10.8 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Loan Party may assign or otherwise transfer any of its rights, duties, or obligations under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and each Lender (and any attempted assignment without such consent shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8(b), (ii) by way of participation in accordance with the provisions of Section 10.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) and/or the Loans at the time owing to it (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and (B) in any case not described in Section 10.8(b)(i)(A), the aggregate amount of the Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $1,000,000, in the case of any assignment Commitments and/or Loans unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitments assigned.

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(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.8(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of Administrative Agent (in its sole and absolute discretion) shall be required.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided further that Borrower shall not be obligated to pay for such processing and recording fee except in the case of any assignment made pursuant to Section 3.6(b). The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to any Beneficient Party or any of its respective Affiliates.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.8(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.1, Section 3.2, Section 10.1 and Section 10.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.8(d). Upon the consummation of any assignment pursuant to this Section 10.8(b), if requested by the transferor or transferee Lender, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender (if applicable) and new Notes or, as appropriate, replacement Notes, are issued to the assignee.

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(c) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time (without the consent of, or notice to, any Loan Party, but with the consent of the Administrative Agent in its sole and absolute discretion) sell participations to a Participant in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Loan Party, Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) any attempted sale of such a participation without such consent of the Administrative Agent shall be null and void). For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.1(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.10 which requires the consent of all Lenders and affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.4(g) (it being understood that the documentation required under Section 3.4(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.6 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.25 as though it were a Lender; provided that such Participant agrees to pay to Administrative Agent any amount set-off for application to the Obligations under the Loan Documents as required pursuant to Section 10.25; provided further that such Participant agrees to be subject to Section 10.23 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a Participant Register; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.9 Survival. All representations and warranties made in this Agreement, any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of any Loan Party hereunder, the obligations of the Loan Parties under Sections 10.1 and 10.2 shall survive repayment of the Obligations and termination of the Commitments.

Section 10.10 Amendment. Except to the extent otherwise expressly provided herein, the provisions of this Agreement and the other Loan Documents to which a Beneficient Party is a party may be amended or waived only by an instrument in writing signed by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders), the Hicks Admin Agent and each Beneficient Party party thereto, and acknowledged by Administrative Agent; provided, however, that no such amendment or waiver shall:

(a) waive any condition set forth in Section 4.1, without the written consent of each Lender;

(b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayment) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

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(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to adjust the Default Interest Rate or to waive any obligation of Borrower to pay interest at such rate;

(e) change any provision of this Section 10.10 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f) change Section 8.3 or Section 10.23 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(g) release the Guarantor from its obligations under the Guaranty or release all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iii) Borrower and Administrative Agent may amend this Agreement or any other Loan Document without the consent of Lenders (unless the Required Lenders object in writing within five (5) Business Days of notice by Administrative Agent of such amendment) in order to (A) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document or (B) comply with local Law or advice of local counsel in any jurisdiction the Laws of which govern any Security Document or that are relevant to the creation, perfection, protection and/or priority of any Lien in favor of Administrative Agent, (C) effect the granting, perfection, protection, expansion or enhancement of any security interest or Lien in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, (D) make administrative or operational changes not adverse to any Lender or (E) add a guarantor or Collateral or otherwise enhance the rights and benefits of the Lenders.

Section 10.11 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.11(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as set forth on Schedule 10.11. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.11(b) shall be effective as provided in Section 10.11(b).

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(b) Electronic Communications. Notices and other communications to Lenders and hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication. Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such facsimile, email or other electronic communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto, Schedule 10.11 shall be deemed to be amended by each such change, and Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 10.11 provided by Administrative Agent to each party hereto.

(d) Platform.

(i) Each Loan Party and each Lender agrees that Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on the Platform.

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(ii) The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. Although the Platform is secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time, each of the Lenders and the Borrower acknowledges and agrees that (x) the distribution of material through an electronic medium is not necessarily secure and (y) the Agent Parties not responsible for approving or vetting the representatives, designees or contacts of any Lender that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution, and each Lender and Borrower understands and accepts such risks. In no event shall the Agent Parties have any liability to any Loan Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of Communications through the Platform.

(iii) Each Loan Party (by its execution of a Loan Document) hereby authorizes Administrative Agent, each Lender, and their respective counsel and agents and Related Parties (each, an “Authorized Party”) to communicate and transfer documents and other information (including confidential information) concerning the transactions contemplated by the Loan Documents or any Beneficient Party and the business affairs of such Beneficient Party via the internet or other electronic communication method. In no event shall any Authorized Party have any liability to ANY LOAN PARTY, any Lender or any other Person or entity for damages of any kind (whether in tort, contract or otherwise) arising out of any such communications or transmissions, except to the extent that such damages are determined by a court of competent jurisdiction in a final and nonappealable judgment to have directly resulted from the gross negligence or willful misconduct of such Authorized Party; provided, however, that in no event shall any Authorized Party have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(e) Public Information. Each Loan Party hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such securities. Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of any Beneficient Party hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized Administrative Agent and the other Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Beneficient Party or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 10.26); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders, in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and under applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Beneficient Party or its Affiliates and its securities for the purposes of United States federal or state securities Laws.

Section 10.12 Governing Law; Venue; Service of Process.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the State of New York (without reference to applicable rules of conflicts of Laws other than Sections 5-1401 and 5-1402 of the General Obligations Law), except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

(b) Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its Properties in the courts of any jurisdiction.

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(c) Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process by the mailing thereof in the manner provided for the mailing of notices in Section 10.11. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.14 Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement or the other Loan Documents a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 10.15 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 10.16 Construction. Each Loan Party, Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Administrative Agent, each Lender and each other Person party thereto.

Section 10.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

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Section 10.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.18.

Section 10.19 [Reserved].

Section 10.20 [Reserved].

Section 10.21 USA PATRIOT Act Notice. Administrative Agent and each Lender hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of Borrower and each other Loan Party and other information that will allow Administrative Agent and such Lender to identify Borrower and each other Loan Party in accordance with the PATRIOT Act. In addition, Borrower and each other Loan Party agree to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any other Loan Party or any Subsidiary of the Borrower or any other Loan Party is or shall be a Sanctioned Person, (b) not to use or permit the use of proceeds of the Obligations to violate any Anti-Corruption Laws, Anti-Terrorism Laws or any applicable Sanctions, and (c) comply, or cause its Subsidiaries to comply, with the applicable Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

Section 10.22 [Intentionally Omitted].

Section 10.23 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or other obligations hereunder, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:

(a) notify Administrative Agent of such fact; and

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(b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 10.23 shall not be construed to apply to: (A) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including payments made in accordance with Sections 3.1, 3.4 and 3.5); or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section 10.23 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the applicable Loan Party, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 10.24 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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Section 10.25 Setoff. If an Event of Default has occurred and is continuing, Administrative Agent and each Lender shall have the right to set off against the Obligations under the Loan Documents, at any time and without notice to any Loan Party, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party whether or not the Obligations under the Loan Documents are then due. Each amount set off shall be paid to Administrative Agent for application to the Obligations under the Loan Documents in the order set forth in Section 8.3. As further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all money, instruments, and other Property of such Loan Party, as applicable, now or hereafter held by Administrative Agent or such Lender, including, without limitation, Property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for the Obligations, each Loan Party hereby grants to Administrative Agent and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Loan Party now or hereafter on deposit with or held by Administrative Agent or such Lender and all other sums at any time credited by or owing from Administrative Agent or such Lender to such Loan Party. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or such Lender may have.

Section 10.26 Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall otherwise be subject to confidentiality provisions generally), (b) to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or any Governmental Authority, quasi-Governmental Authority or legislative committee or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by applicable Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to its being under a duty of confidentiality no less restrictive than this Section 10.26, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to Borrower and its obligations, (iii) any actual or prospective purchaser of a Lender or its holding company, (iv) any rating agency or any similar organization in connection with the rating of any Loan Party or the Facility or (v) the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, (g) with the consent of the applicable Loan Parties, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.26 or (ii) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower or its Affiliates. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 10.26, “Information” means all information received from any Loan Party or any Affiliate thereof relating to any business of a Loan Party or any Affiliate thereof, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Person. Any Person required to maintain the confidentiality of Information as provided in this Section 10.26 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Loan Party agrees and confirms that, as between such Loan Party and Hicks, the obligations of Hicks under this Section 10.26 supersede and replace in their respective entireties all confidentiality, non-disclosure and similar obligations of Hicks, if any, set forth in any previous agreement between such Loan Party and Hicks notwithstanding anything to the contrary contained therein.

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Each Loan Party hereby authorizes Administrative Agent, at its sole expense, with the prior written approval of such Loan Party (such approval not to be unreasonably withheld, conditioned or delayed), to include any Loan Party’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to the Facility as it may from time to time determine in its sole discretion. Each Loan Party understands and acknowledges that Hicks may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Facility.

Section 10.27 Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in or related to this Agreement, any other Loan Document or any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature from any party hereto, Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.

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Section 10.28 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.29 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in Property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States.

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Section 10.30 NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Article 11
Guaranty

Section 11.1 Guaranty. In consideration of the Loans, advances and other credit heretofore or hereafter granted by the Secured Parties to Borrower pursuant to this Agreement and the other Loan Documents and in further consideration of any Bank Product Agreements, the Guarantor hereby unconditionally, absolutely and irrevocably, guarantees to the Secured Parties, the due and punctual payment when and as due, including at stated maturity, by acceleration or otherwise, and at all times thereafter, and the due fulfillment and performance of the Obligations. The Guarantor is liable for the full payment and performance of the Obligations as a primary obligor.

Section 11.2 Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, the Guarantor shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 11.3), pay the amount due and payable thereon to Administrative Agent, at its Principal Office. It is not necessary for Administrative Agent, in order to enforce such payment by the Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on the Obligations, or to enforce its rights against any security given to secure such Obligations. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which the Guarantor has or may have against Borrower or any Secured Party shall be available hereunder to the Guarantor. No payment by the Guarantor shall discharge the liability of the Guarantor hereunder until the Obligations have been fully satisfied and the Release Date shall have occurred. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given the Guarantor by Administrative Agent or any reduction of the Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.

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Section 11.3 Agreements and Waivers. The Guarantor:

(a) agrees to all terms and agreements heretofore or hereafter made by Borrower with Administrative Agent and/or any other Secured Party;

(b) agrees that Administrative Agent may without impairing its rights or its obligations hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrower or any other Person, including, without limitation, any other party who is or whose Property is liable with respect to the Obligations or any part thereof (Guarantor and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, wilful, unreasonable or unjustified impairment) of any collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of the Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same in accordance with the terms thereof; (v) apply payments by Borrower, any Surety, or any other Person, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may deem appropriate; or (viii) partially or fully release the Guarantor or any other Surety from liability hereunder;

(c) agrees that the obligations of the Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by Law; (iii) the failure of Administrative Agent or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, Property or security; (iv) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other Lien; (v) the fact that Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by Borrower or any Surety to Administrative Agent and/or any other Secured Party is a preference under applicable Debtor Relief Laws, or for any reason Administrative Agent and/or any other Secured Party is required to refund such payment or pay such amounts to Borrower, any such Surety, or someone else; (vii) any defenses which Borrower could assert on the Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, statute of limitations, lender liability and usury but excluding the defense of Payment in Full; or (viii) any other action taken or omitted to be taken with respect to this Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices the Guarantor or any Surety, or increases the likelihood that the Guarantor will be required to pay the Obligations pursuant to the terms hereof;

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(d) agrees that the Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;

(e) to the extent allowed by applicable Law, waives all rights and remedies now or hereafter accorded by applicable Law to guarantors or sureties, including without limitation any defense, right of offset or other claim which the Guarantor may have against Borrower or which Borrower may have against Administrative Agent and/or the Lenders;

(f) waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Administrative Agent’s and/or any other Secured Party’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrower or any Surety; or (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment or other security for any of the Obligations;

(g) waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by Law, except as such waiver may be expressly prohibited by Law, and diligence in bringing suits against any Surety; and

(h) represents and warrants to the Administrative Agent and the Lenders that the Guarantor (a) has received, or will receive, direct or indirect benefit from the making of the Guaranty and the Obligations, and (b) is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be created as security for the payment of the Obligations, but the Guarantor is not relying on such financial condition, such Collateral, or the agreement of any other party as an inducement to enter into this Agreement and provide the Guaranty. The Guarantor confirms that neither Administrative Agent, any Lender, nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Agreement and provide the Guaranty.

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Section 11.4 Liability. The liability of the Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred.

Section 11.5 Subordination. If Borrower or any other Loan Party is now or hereafter becomes indebted to the Guarantor (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations, and the Guarantor shall not be entitled to enforce or receive payment with respect to any Affiliated Debt until the Release Date. The Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of Administrative Agent, the Guarantor shall not exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower or any applicable Loan Party as a debtor, (a) Administrative Agent has the right and authority to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt, and (b) the Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent.

Section 11.6 Subrogation. Until the payment and satisfaction in full of all the Obligations and the expiration or termination of all obligations of the Lenders to extend credit under the Loan Documents, the Guarantor waives or releases any rights of subrogation, reimbursement or contribution which the Guarantor may have against others liable on the Obligations. The Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Secured Parties, and the Guarantor may not exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Release Date. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Release Date, such amount shall be held in trust for the benefit of Administrative Agent and/or the other Secured Parties to be credited and applied on the Obligations, whether matured or unmatured.

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Section 11.7 Other Debt or Obligations of Guarantor. If the Guarantor is or becomes liable for any indebtedness owed by any Loan Party to the Lenders by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of all other rights that Administrative Agent and the Lenders may have against the Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by the Guarantor as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the Lenders by the Guarantor in favor of Administrative Agent and/or the Lenders relating to the indebtedness of Borrower and the other Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

Section 11.8 Costs and Expenses. The Guarantor agrees to pay to Administrative Agent and the Lenders, upon demand, all losses and costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, that may be incurred by Administrative Agent and the Lenders in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of the Guarantor’s liability under this Guaranty.

Section 11.9 Exercising Rights, Etc. No notice to or demand upon the Guarantor in any case shall, of itself, entitle the Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

Section 11.10 Benefit; Binding Effect. This Guaranty shall inure to the benefit of Administrative Agent and each other Secured Party and their respective successors and assigns, and to any interest in any of the Obligations. All of the obligations of the Guarantor arising hereunder shall be binding on the Guarantor and its respective successors and assigns (provided, however, that the Guarantor may not, without the prior written consent of Administrative Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Administrative Agent’s prior written consent shall be void ab initio and of no force or effect).

Section 11.11 Reinstatement. Notwithstanding anything contained in this Agreement or the other Loan Documents, the obligations of the Guarantor under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 11.12 Maximum Liability. Anything in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or Property conveyed by such Guarantor under the Loan Documents) and after giving effect as assets, subject to Section 11.6, to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Guarantor pursuant to (a) applicable Law or (b) any agreement providing for an equitable allocation among the Guarantor and other Loan Parties of obligations arising under the Loan Documents and Bank Product Agreements.

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Annex B

[To follow]

Schedule 1.1-D

Schedule 2.1

BENEFICIENT FINANCING, L.L.C.,

EXHIBIT B